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EXHIBIT 10.1

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND License Agreement (this “Agreement”) is entered into as of March 17, 2021 (the “Effective Date”), by and between Verrica Pharmaceuticals Inc., a company incorporated under the laws of Delaware and having an address at 10 North High Street, Suite 200, West Chester, Pennsylvania 19380 (“Verrica”) and Torii Pharmaceutical Co., Ltd., a company incorporated under the laws of Japan and having its principal place of business at 4-1 Nihonbashi-Honcho 3-chome, Chuo-ku, Tokyo 103-8439, Japan (“Licensee”). Verrica and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

Whereas, Licensee is engaged in the research, development and commercialization of pharmaceutical products in Japan;

Whereas, Verrica is developing, and possesses certain intellectual property rights and other proprietary information related to, its proprietary drug candidate known as VP-102 (as defined below) in certain dermatological indications, as well as other drug candidates of potential use in dermatology;

Whereas, the Parties have previously entered into that certain Option Agreement dated as of August 5, 2020 (the “Option Agreement”) pursuant to which Verrica granted Licensee certain rights with respect to VP-102; and

Whereas, Licensee desires to obtain, and Verrica is willing to grant to Licensee, (a) a license to research, pre-clinically and clinically develop and commercialize VP-102 in one or more specified formulations in dermatological indications in Japan and (b) certain rights and options to negotiate with Verrica to obtain additional licenses to develop and commercialize other Verrica products in dermatological indications in Japan; in each case, on the terms and subject to the conditions set forth in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions

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For purposes of this Agreement, the following terms shall have the following meanings:

1.1“Accounting Standards” means (a) generally accepted accounting principles (GAAP) as applied in the United States or Japan, or (b) International Financial Reporting Standards (IFRS); in each case, as consistently applied throughout the organization of a particular entity and its Affiliates.

1.2“Acquirer” has the meaning provided in Section 1.25.

1.3“Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§301 et seq., and all related rules, regulations and guidelines, as any of the foregoing may be amended from time to time.

1.4“Additional Indication Development” has the meaning provided in Section 4.3(c).

1.5“Additional Indication Notice” has the meaning provided in Section 4.3(b).

1.6“Additional Indication Plan” has the meaning provided in Section 4.3(c).

1.7“Additional Indications” means any dermatological Indications other than [***]. For clarity, Additional Indications include [***]

1.8“Additional Product” means any topical dermatological product Controlled by Verrica that contains the Compound, including VP-103, but not including Product.

1.9“Additional Product License” has the meaning provided in Section 2.10(b)

1.10“Affiliate” means, with respect to any Entity (including a Party to this Agreement), any other Entity controlled by, controlling, or under common control with such Entity. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means direct or indirect ownership, including ownership by one or more trusts with substantially the same beneficial interests, of 50% or more of the outstanding voting and equity rights of such Entity, or possession of the power to direct the management and policies of such Entity.

1.11“Aggregate Transfer Price Amount” has the meaning provided in Section 5.7.

1.12“Agreement” has the meaning provided in the preamble.

1.13“Alliance Manager” has the meaning provided in Section 3.5.

1.14“Allocable Cost” has the meaning provided in Section 10.7.

1.15“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1, et. seq.), as amended, the Organization for Economic Co-operation and

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Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws.

1.16“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, guidelines, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item, including the Act, Anti-Corruption Laws and Export Control Laws.

1.17“Applicator” means applicators, tools, and devices (including applicator systems comprised of a filled, sealed, and crushable glass ampule) Controlled by Verrica that are necessary or reasonably useful for administering dermatological products onto human skin.

1.18“Breaking Tool” means a plastic tool that (a) breaks the glass ampule containing a drug solution in the Product and (b) decreases the possibility of accidental forward discharge of spray during the ampule-breaking procedure.

1.19“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in (a) West Chester, Pennsylvania, United States or (b) Tokyo, Japan are authorized or required by law to remain closed.

1.20“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that the final Calendar Quarter ends on the last day of the Term.

1.21“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided that the final Calendar Year ends on the last day of the Term.

1.22“Cantharidin” has the meaning provided in Section 1.39.

1.23“CDISC” means the Clinical Data Interchange Standards Consortium which is an interdisciplinary nonprofit organization that establishes international standards for data collection, interchange, application, and storage for the purpose of promoting interoperation of clinical research data.

1.24“C.F.R.” means the United States Code of Federal Regulations.

1.25“Change of Control” means with respect to either Party: (a) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such

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Party (excluding, for clarity, an acquisition by a Third Party where the stockholders of such acquired Person immediately prior to such transaction hold a majority of the voting shares of outstanding capital stock of the surviving entity immediately following such transaction); (b) a merger or consolidation involving such Party, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a sale of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of (a), (b) or (c), and any of such Third Party’s Affiliates (whether in existence as of or any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction or Affiliates it controls after the applicable transaction) are referred to collectively herein as the “Acquirer”.

1.26“Clinical Supply Agreement” has the meaning provided in Section 7.2.

1.27“Clinical Trial” means a human clinical trial, including any Phase 2 Clinical Trial, Phase 3 Clinical Trial, or Pivotal Clinical Trial, any study incorporating more than one of these phases, or any human clinical trial commenced after Regulatory Approval.

1.28“CMC” means chemistry, manufacturing and controls information required as part of an IND, NDA or MAA.

1.29“CMO” means a Third Party contract development and manufacturing organization, or other organization that provides laboratory, assembly, or packaging services in connection with the chain of manufacture or supply for a given product or any component thereof.

1.30“CMO Agreement” has the meaning provided in Section 7.2.

1.31“CMO Failure” has the meaning provided in Section 5.7.

1.32“CMO Failure Cap” has the meaning provided in Section 5.7.

1.33“Combination Product” means (a) any pharmaceutical preparations, in any dosage strengths, formulations and methods of administration, that combine the Compound or Product (including the Applicator described in Section 1.114(c)) and one or more other active ingredients in fixed dose combination, whether co-formulated or co-packaged or (b) a combination treatment that includes Product (including the Applicator described in Section 1.114(c)) and at least one product containing additional active ingredient that is not co-formulated with the Compound but is approved (or being developed for approval) for use in combination and that is sold (i) in a single package containing separate dosage forms of Product (including the Applicator described in Section 1.114(c)) and the additional active ingredient or (ii) in a bundle of separate packages at a single NHI Price.

1.34“Combination Product Plan” has the meaning provided in Section 4.6(a).

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1.35“Commercial Supply Agreement” has the meaning provided in Section 7.2.

1.36“Commercialization Plan” has the meaning provided in Section 6.3.

1.37“Commercially Reasonable Efforts” means, [***]

1.38“Common Warts” means verruca vulgaris, a viral infection of the skin (other than on the soles of the feet or the genitals) caused by the human papilloma virus. Common Warts in infants, children, young adults, adults, or the elderly, whether for mild, moderate, severe or other forms of the disease, are not separate or distinct indications, and are individually and collectively considered Common Warts.

1.39“Compound” means [***] (a.k.a., cantharidin) (“Cantharidin”) and any salts, hydrates, free acids or bases, solvates, crystals, co-crystals, anhydrous forms, esters, polymorphs, isomers, regioisomers or stereoisomers thereof.

1.40“Compound Specification Change” has the meaning provided in Section 7.5(c)(i).

1.41“Confidential Information” has the meaning provided in Section 9.1.

1.42“Control” or “Controlled by” means, subject to Section 15.6, with respect to any product, Know-How, Patents or other intellectual property rights, possession by a Party of the ability (whether by ownership, license or other right, other than pursuant to a license granted to such Party under this Agreement) to grant access to, to grant use of, or to grant a license or a sublicense to, such Know-How, Patents or intellectual property rights without (a) violating the terms of any agreement or other arrangement with any Third Party and (b) any additional consideration payable to any Third Party, unless the other Party agrees in writing to reimburse the Controlling Party for amounts due to such Third Party that are reasonably allocable to the non-Controlling Party’s practice of such Third Party’s Know-How, Patents, or other intellectual property rights within [***] after being informed in writing by such Controlling Party of the existence and terms of such consideration.

1.43“Converted Clinical Trial” means, with respect to a Product in the Territory, a human Clinical Trial (irrespective of designation) for such Product, that did not meet the criteria for a Pivotal Clinical Trial at the time such human Clinical Trial is initiated but that is later modified to meet the criteria for a Pivotal Clinical Trial.

1.44“Cover” means, with respect to a Patent and a Product, that the manufacture, use, offer for sale, sale or import of a Product, absent a license to such Patent or Product, would infringe a Valid Claim in such Patent; provided, however, that in determining whether a claim of a pending Patent application would be infringed, it is treated as if issued in the form then currently being prosecuted. “Covered” and “Covering” have the correlative meanings.

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1.45“Data” means any and all results of research, preclinical studies, including in vitro and in vivo studies, Clinical Trials (including post-approval studies), and other testing of Compound or Product, and any and all other data, generated by or on behalf of a Party, its Affiliates, or Sublicensees, related to the development, manufacture or commercialization of Compound or Product, including biological, chemical, pharmacological, toxicological, pharmacokinetic, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data, results and descriptions.

1.46“Development Plan” means a written plan for the conduct of development activities with respect to Product in the Field in the Territory to support MAA filing and Regulatory Approval for Product in each Indication within the Field in the Territory. The initial Development Plan is attached hereto as Exhibit 1.46.

1.47“Disclosing Party” has the meaning provided in Section 9.1

1.48“Dispute” has the meaning provided in Section 14.1.

1.49“Distributor” means a Third Party distributor of Product that: (a) has no royalty or other payment obligations to Licensee or any of its Affiliates that are calculated based on amounts invoiced or received by such Third Party for sales of Product; or (b)(i) does not take title to Product, (ii) does not invoice Product sales to Third Party customers, and (iii) is responsible only for inventory management and distribution with respect to Product on behalf of Licensee or its Affiliate.

1.50“Dollar” or “$” means the United States dollar.

1.51“Effective Date” has the meaning provided in the preamble.

1.52“Enforcing Party” has the meaning provided in Section 10.3(c).

1.53“ENS” has the meaning provided in Section 8.4(b)(i).

1.54“Entity” means any corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

1.55“Existing Patents” has the meaning provided in Section 11.2(b).

1.56“Export Control Laws” means: (a) all applicable United States laws and regulations relating to sanctions and embargoes imposed by U.S. Department of Treasury’s Office of Foreign Assets Control (or its successor office or other body having substantially the same function); (b) all applicable United States export control laws, including the Arms Export Controls Act (22 U.S.C. Ch. 39), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. app. §§ 1 et seq.), the Export Administration Act of 1979 (50 U.S.C. app. §§ 2401 et seq.), International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, and all rules, regulations and executive orders relating to

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any of the foregoing, including the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et. seq.), and the regulations administered by the Office of Foreign Assets Controls of the United States Department of the Treasury; and (c) all export controls imposed on any Product by any country or organization or nation within the jurisdiction of which either Party operates or does business.

1.57“FDA” means the United States Food and Drug Administration, or any successor agency thereto in the United States

1.58“Field” means the prevention and treatment of Molluscum Contagiosum and Common Warts in human beings.

1.59“First Commercial Sale” means, with respect to a Product in the Territory, the first commercial transfer or disposition for value of such Product by a Selling Party to a Third Party in the Territory after such Product has received Regulatory Approval in the Territory.

1.60“GCP” means current good clinical practices as established by the FDA and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.61“Generic Product” means, with respect to Product that has received Regulatory Approval in the Territory and is being marketed and sold by Licensee or any of its Affiliates or Sublicensees in the Territory, any pharmaceutical product that: (a) is sold in the Territory by a Third Party that is not a Sublicensee of Licensee or its Affiliates and did not purchase or acquire such product in a chain of distribution that included Licensee or any of its Affiliates or Sublicensees, and (b) (i) contains the same active pharmaceutical ingredient(s) as such Product, (ii) has the same route of administration (e.g., topical formulation) as such Product, (iii) [***], and (iv) is approved by the Regulatory Authority in the Territory for at least one of the same Indications as such Product, as a “generic drug,” “generic medicinal product,” “bioequivalent” or similar designation of interchangeability with the Product by the applicable Regulatory Authority in such jurisdiction, pursuant to an expedited or abbreviated approval process in accordance with the then-current rules and regulations in such jurisdiction, where (A) such Product is the “reference medicinal product,” “reference listed product” or similar designation in such jurisdiction, and (B) such approval referred to or relied on (x) the approved MAA for such Product held by Licensee, its Affiliate or a Sublicensee in the Territory or (y) the data contained or incorporated by reference in such approved MAA for such Product in the Territory.

1.62“Global Study” has the meaning provided in Section 4.1(e).

1.63“GLP” means current good laboratory practices as established by the FDA and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.64“GMP” means current good manufacturing practices and standards for the production of drugs and finished pharmaceuticals, as set forth in 21 C.F.R. Parts 210 and 211 and Standards for Manufacturing Control and Quality Control of Drugs (GMP Ministerial Ordinance

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on Drugs) in Japan, the Ministerial Ordinance No.179, 2004, as amended from time to time and as interpreted by relevant ICH guidelines.

1.65“Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.66“Grant-Back License” means the licenses granted by Licensee to Verrica pursuant to Section 2.8.

1.67“ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.68“IIT Participation” has the meaning provided in Section 4.7.

1.69“IIT Participation Plan” has the meaning provided in Section 4.7.

1.70“IND” means an investigational new drug application, clinical trial application, clinical trial exemption, or similar application or submission filed with or submitted to a Regulatory Authority in a jurisdiction that is necessary to commence human clinical trials in such jurisdiction, including any such application filed with the FDA pursuant to 21 C.F.R. Part 312.

1.71“Indemnified Party” has the meaning provided in Section 12.3.

1.72“Indemnifying Party” has the meaning provided in Section 12.3.

1.73“Indication” means a separately defined, well-categorized class of human disease or condition for which a separate MAA (including any extensions or supplements) is required to be filed with a Regulatory Authority. For clarity, if an MAA is approved for a Product in a particular Indication and patient population, a label expansion for such Product to include such Indication in a different patient population shall not be considered a separate Indication.

1.74“Indirect Tax” has the meaning provided in Section 8.10.

1.75“Infringement” has the meaning provided in Section 10.3(a).

1.76“Initial Purchase Price Payment” has the meaning provided in Section 8.4(b)(ii).

1.77“Initiation” means (a) with respect to a given Clinical Trial, the administration of the first dose of Product to the first subject in such Clinical Trial in accordance with the protocol for such Clinical Trial and (b) with respect to a Converted Clinical Trial, enrollment of the first subject after modification to meet the criteria for a Pivotal Clinical Trial. “Initiate” and “Initiated” have correlative meanings.

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1.78“Invention” means any invention or discovery, whether or not patentable, that is made, conceived, generated or reduced to practice, in whole or in part, in the course and as a result of the conduct of the activities contemplated by this Agreement.

1.79“Joint Invention” means any Invention made jointly by (a) on the one hand, one or more employees, consultants or contractors of Licensee or any of its Affiliates or Sublicensees, and (b) on the other hand, one or more employees, consultants or contractors of Verrica or any of its Affiliates.

1.80“Joint Patents” means Patents claiming Joint Inventions.

1.81“JSC” has the meaning provided in Section 3.1(a).

1.82 “Know-How” means any and all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, Data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material; that, in each case, are not in the public domain.

1.83“Knowledge” means (a) with respect to Verrica, the knowledge of the Verrica individuals in the roles of Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Commercial Officer, and Chief Legal Officer, and any other officers with substantive responsibility for intellectual property matters related to this Agreement, and (b) with respect to Licensee, the knowledge of the Licensee individuals in the roles of Head of Planning & Administration Group, Vice President, Corporate Planning Department and Vice President, Compliance Advancement Department.

1.84“License” has the meaning provided in Section 2.1(d).

1.85“Licensed Mark” has the meaning provided in Section 10.6(b).

1.86“Licensee” has the meaning provided in the preamble.

1.87“Licensee Indemnitee” has the meaning provided in Section 12.2.

1.88“Licensee Inventions” means any Invention made solely by or on behalf of Licensee, its employees, consultants or contractors, or any of its Affiliates or Sublicensees during the Term under this Agreement that is necessary or reasonably useful for the development, manufacture or commercialization of Product.

1.89“Licensee Know-How” means all Know-How Controlled by Licensee or its Affiliates that is developed during the Term under this Agreement and that is necessary or reasonably useful for the development, manufacture or commercialization of Product, including Licensee Inventions but excluding Licensee Patents and Joint Inventions and Joint Patents.

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1.90“Licensee Patents” means all Patents Controlled by Licensee or any of its Affiliates that claim Licensee Know-How.

1.91“Losses” has the meaning provided in Section 12.1.

1.92“MAA” means an application or submission for approval to market a pharmaceutical product filed with the governing Regulatory Authority. MAAs include partial change applications, if required.

1.93“Manufacturing License” means the license granted in Section 2.1(d).

1.94“MHLW” means Japan’s Ministry of Health, Labour and Welfare, or any successor agency thereto.

1.95“Molluscum Contagiosum” means a viral infection of the skin caused by the molluscum contagiosum virus. Molluscum Contagiosum in infants, children, young adults, adults, or the elderly, whether for mild, moderate, severe or other forms of the disease, are not separate or distinct indications, and are individually and collectively considered Molluscum Contagiosum.

1.96“NDA” means a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the United States.

1.97“Net Sales” means the gross amounts billed or invoiced by Licensee, its Affiliates and Sublicensees (in each case, a “Selling Party”) for sales or other dispositions of Products to Third Parties (excluding Sublicensees), less the following amounts actually incurred, allowed, paid, accrued or otherwise specifically allocated to Products by the Selling Party (if not previously deducted in calculating the amount invoiced), all in compliance with applicable Accounting Standards, consistently applied by the Selling Party:

(a)normal and customary trade discounts, including trade, cash and quantity discounts or trade rebates, credits or refunds, chargebacks or adjustment arising from consumer discount program or similar other program actually allowed or taken or accrued;

(b)credits or allowances actually granted or made for rejection of or return of previously sold Products, including recalls, or for retroactive price reductions and billing errors;

(c)governmental and other rebates (or credits or other equivalents thereof) actually granted to managed health care organizations, commercial insurance companies, pharmacy benefit managers (or equivalents thereof), distributors, governments, their agencies and purchasers, and reimbursers;

(d)charges separately invoiced or included in the invoiced amount by a Selling Party for outbound freight, insurance, transportation, postage and handling within Japan;

(e)tariffs, taxes, custom duties, clawback taxes and other governmental charges (including any tax such as a value added or similar tax or government charge or with respect to

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any government subsidized program or managed care organization, except to the extent reimbursed, but excluding what is commonly known as income tax) levied on or measured by the billing amount for Products and actually paid, as adjusted for rebates and refunds; and

(f)bad debts and uncollectable invoiced amounts relating to sales of Products that are actually written off; provided that such amounts will not [***] of gross amounts invoiced by a Selling Party in any single Calendar Year and that any subsequently collected amounts will be included in the current Net Sales calculation;

provided that, in each case ((a) through (f)), (1) each such deduction is calculated in a manner consistent with the Selling Party’s customary practice for pharmaceutical products and in accordance with applicable Accounting Standards, consistently applied by the Selling Party, (2) each such deduction is directly allocable to Product, or apportioned on a good faith, fair and equitable basis to Product and other products of the Selling Party and its Affiliates such that Product does not bear a disproportionate portion of such deductions, and (3) no particular amount identified above shall be deducted more than once in calculating Net Sales (i.e., no “double counting” of deductions).

For clarification, sale or other disposition of Product by a Selling Party to another Selling Party for resale by such other Selling Party to a Third Party (other than a Selling Party) is not a sale for purposes of this definition of “Net Sales,” provided that the subsequent resale is included in the computation of Net Sales. In the event of any sale or other disposition of Product for any consideration other than exclusively monetary consideration on bona fide arm’s-length terms (including any sale or other disposition of Product by a Selling Party to another Selling Party for end use by such other Selling Party), then for purposes of calculating Net Sales under this Agreement, such Product is deemed to have been sold exclusively for cash at the weighted (by sales volume) average sale price of such Product in bona fide arm’s-length transactions (when sold alone, and not with other products) in the Territory during the applicable accounting period. Transfers or dispositions of Product for charitable, research and development, clinical or humanitarian purposes, promotional use (including samples in commercially reasonable quantities), in all cases without consideration, as well as compassionate use, indigent programs and destruction or losses, are disregarded in determining Net Sales.

Unless otherwise agreed by the Parties pursuant to Section 4.6, Net Sales for a Combination Product in the Territory shall be calculated as follows:

(i) If the Product and Other Product(s) each are sold separately in the Territory, Net Sales will be calculated by [***]

(ii) If the Product or the Other Product(s) is not sold independently in the Territory, the Parties shall discuss in a good faith to determine, prior to the First Commercial Sale of such Combination Product, the allocation of the Net Sales of the Combination Product to the Product, which allocation shall be based upon the relative value contributed by the Product and the Other Product(s).

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1.98“NHI Price” means the price for the Product in the Field in the Territory established by the National Health Insurance system in the Territory.

1.99“Non-Clinical/CMC Studies” has the meaning provided in Section 4.5.

1.100“Non-Clinical Research” has the meaning provided in Section 4.4.

1.101“Non-Competition Period” has the meaning provided in Section 2.7.

1.102“Offer” has the meaning provided in Section 2.10(d).

1.103“Offer Period” has the meaning provided in Section 2.10(d).

1.104“Option Agreement” has the meaning provided in the recitals.

1.105“Other Product” has the meaning provided in Section 1.97.

1.106“Party” and “Parties” has the meaning provided in the preamble.

1.107“Patents” means (a) all national, regional and international patents and patent applications filed in any country or jurisdiction, including provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from either of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.108“Payment” has the meaning provided in Section 8.10.

1.109“Person” any natural person or Entity.

1.110“Phase 2 Clinical Trial” means a human clinical trial, the principal purpose of which is to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety, effectiveness and dose ranging for a particular indication or indications in a target patient population, consistent with the requirements of U.S. 21 C.F.R. § 312.21(b) or (for trial conducted outside the United States) its equivalents in the applicable non-United States jurisdictions.

1.111“Phase 3 Clinical Trial” means a human clinical trial, the principal purpose of which is to establish that a product is safe and efficacious for its indicated use, define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, to support the filing of an application for Regulatory Approval

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for such product, consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or (for trial conducted outside the United States) its equivalents in the applicable non-United States jurisdictions.

1.112“Pivotal Clinical Trial” means, with respect to a Product in the Territory, a human clinical trial (whether or not designated a Phase 3 Clinical Trial) for such Product, the results of which, together with prior data and information concerning such Product, are intended at the time such clinical trial is Initiated to provide sufficient evidence that such Product is safe and effective for its intended use in the Territory to support Regulatory Approval for such Product in the Territory for such intended use.

1.113“Prior CDA” means any prior non-disclosure, secrecy or confidentiality agreement between the Parties entered into in anticipation of, or in connection with the negotiation of, the transactions contemplated by this Agreement.

1.114“Product” means:

(a)VP-102, either alone or, subject to Section 4.6(a), in combination with one or more therapeutically active substances, in all dosage forms and in topical formulations;

(b)any other topical, dermatological product (in all dosage forms) that contains the Compound (including VP-103), either alone or, subject to Section 4.6(a), in combination with one or more therapeutically active substances, solely when:

[***]

(c)any Applicator and Breaking Tool to administer such products described in Section 1.114(a) and Section 1.114 (b) onto the human body.

1.115“Product Filings” means all INDs, NDAs, MAAs, Regulatory Approvals, and other filings with, and formal submissions to, Regulatory Authorities, in each case, with respect to Product in any country or other jurisdiction.

1.116“Product Marks” has the meaning provided in Section 10.6(a).

1.117“Proprietary Applicator/Breaking Tool Components” means those components of the Applicator contained in a Product that (a) are Covered by Verrica Patents and (b) are manufactured using equipment, molds, and tooling owned and Controlled by Verrica. For clarity, the Proprietary Applicator/Breaking Tool Components as of the Effective Date are the Breaking Tool, the tip, the cap, and the filter of the Applicator contained in a Product.

1.118“Receiving Party” has the meaning provided in Section 9.1.

1.119“Registration Study” means a Pivotal Clinical Trial or a Converted Clinical Trial.

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1.120“Regulatory Approval” means, with respect to a pharmaceutical product in a particular jurisdiction, all approvals or other permissions from the applicable Regulatory Authority in such jurisdiction necessary to market and sell such product in such jurisdiction, including pricing and reimbursement approvals if required prior to the first marketing or sale of such product in such jurisdiction.

1.121“Regulatory Authority” means any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction, including the FDA and MHLW.

1.122“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than a Patent, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

1.123“Remedial Action” has the meaning provided in Section 5.7.

1.124“Representatives” has the meaning provided in Section 9.1

1.125“Required Change” has the meaning provided in Section 7.5(b)(ii).

1.126“Research Plan” has the meaning provided in Section 4.4.

1.127“Right of Reference” means: (a) in the United States, a “right of reference or use,” as such term is defined in 21 C.F.R. 314.3(b); or (b) in any other country or jurisdiction, the equivalent authority to rely upon, and otherwise use, an investigation for the purpose of filing, and conducting a clinical trial under, an IND, or obtaining approval of an NDA, MAA or other Regulatory Approval, including the ability to make available the underlying raw data from the investigation for audit by the applicable Regulatory Authority in such country or other jurisdiction, if necessary.

1.128“Rules” has the meaning provided in Section 14.2(a).

1.129“Safety Data Exchange Agreement” has the meaning provided in Section 5.6(b).

1.130“Safety Specification Change” has the meaning provided in Section 7.5(b)(iii).

1.131“SEC” has the meaning provided in Section 9.5(a).

1.132“Secondary Purchase Price Payment” has the meaning provided in Section 8.4(b)(iii).

1.133“Secondary Report” has the meaning provided in Section 8.4(b)(iii).

1.134“Selling Party” has the meaning provided in Section 1.97.

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1.135“Senior Executive” has the meaning provided in Section 3.2.

1.136“Specification Change” has the meaning provided in Section 7.5(b)(i).

1.137“Specification Change Plan” has the meaning provided in Section 7.5(b)(i).

1.138“Sublicense” means (a) a sublicense under the License or any portion thereof, or (b) a right to market, promote and sell Product in the Field in the Territory.

1.139“Sublicensee” means any Affiliate or Third Party that has received a Sublicense, directly or indirectly through one or more tiers, from Licensee or its Affiliate. As used in this Agreement, “Sublicensee” excludes a Distributor.

1.140“Supply Agreement” means, as applicable, the Clinical Supply Agreement, the Commercial Supply Agreement, or any supply agreement entered into between the Parties pursuant to Section 7.3.

1.141“Supply Failure” means (a) with respect to Product manufactured by Verrica or its Affiliate, a material or repeated failure to meet a firm order for Product or a material or repeated failure to manufacture Product in accordance with GMP (as such term will be defined in the Supply Agreements) or the applicable specifications for such Product; provided, that failure to meet [***], shall be deemed to be a Supply Failure, or (b) with respect to Product or components thereof that are manufactured by a CMO engaged by Verrica or its Affiliate, (i) that a breach of supply obligation (or corresponding term) under the applicable CMO agreement has occurred, or (ii) Verrica’s material or repeated failure to make necessary arrangements with a CMO for manufacturing and supplying the Product in accordance with its obligations under the Clinical Supply Agreement or Commercial Supply Agreement.

1.142“Tax Changing Decision” has the meaning provided in Section 8.10.

1.143“Tax Documents” has the meaning provided in Section 8.1.

1.144“Taxes” has the meaning provided in Section 8.10.

1.145“Term” has the meaning provided in Section 13.1.

1.146“Territory” means Japan.

1.147“Third Party” means any Entity other than Verrica or Licensee or an Affiliate of Verrica or Licensee.

1.148“Third-Party Agreement” has the meaning provided in Section 10.7.

1.149“Third Party License” has the meaning provided in Section 8.6(a).

1.150“Third-Party Right” has the meaning provided in Section 10.7.

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1.151“Transfer Price” has the meaning provided in Section 8.4(a).

1.152“Transfer Price Payment Term” means, on a Product-by-Product basis, the period of time that commences on the date of the First Commercial Sale of a given Product in the Territory, and, unless earlier terminated, expires, on a Product-by-Product basis, upon the latest of (a) expiration of the last-to-expire Valid Claim contained in the Verrica Patents in the Territory (excluding those covering Breaking Tools, manufacturing processes, design or intermediates (including its drug substance) of Product) that Covers the Product in each Indication in the Field that has received Regulatory Approval in the Territory, (b) expiration of all Regulatory Exclusivity for such Product for the first Indication in the Field in the Territory, and (c) (i) with respect to the first Product to achieve a First Commercial Sale in the Field in the Territory (the “First Product”), ten (10) years after the First Commercial Sale of the First Product and (ii) with respect to any other Product sold in the Field in the Territory, the later of ten (10) years after the First Commercial Sale of the First Product and five (5) years after the First Commercial Sale of such subsequent Product.

1.153“Trigger Notice” has the meaning provided in Section 2.10(c)

1.154“United States” means the United States of America.

1.155“Valid Claim” means (a) a claim of an issued and unexpired patent, or a supplementary protection certificate thereof, which has not been held revoked, unenforceable or invalid by a decision of a court, patent office or other forum of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending patent application that has not been pending for more than [***] from the earliest effective priority date of the claim which has not been revoked, cancelled, withdrawn, held invalid by any applicable Governmental Authority or court (from which no appeal is or can be taken), or abandoned (without the possibility of refiling); provided, however, that, if any such claim issues after the end of such [***] period, it will upon such issuance again be a Valid Claim subject to clause (a) above.

1.156“Verrica” has the meaning provided in the preamble.

1.157“Verrica Indemnitee” has the meaning provided in Section 12.1.

1.158“Verrica Know-How” means all Know-How Controlled by Verrica or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the research, development, manufacturing, having made, use, keeping, importing, exporting, sale, offering for sale or other exploitation of Compound and Product, excluding any Know-How (a) that solely relates to manufacture of the Product unless and until the Manufacturing License becomes effective and (b) that Licensee does not elect to include in the License pursuant to Section 10.7. For clarity, Verrica Know-How excludes the Verrica Patents or Joint Patents and, notwithstanding the foregoing, Verrica Know-How excludes Verrica’s interest in Joint Inventions. Notwithstanding the foregoing, in the event of a Change of Control of Verrica after the Effective Date, Verrica Know-How will exclude any Know-How Controlled by the Acquirer (or its Affiliates in existence prior to such transaction) immediately before such Change of Control and,

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provided, however, if such Acquirer’s Know-How is necessary for or is actually used by Verrica (or the Acquirer if Verrica is not in existence as of or any time following the applicable transaction) or its Affiliates for the research, development, manufacturing, having made, use, keeping, importing, exporting, sale, offering for sale or other exploitation of Compound or Product, such Acquirer’s Know-How shall be included in Verrica Know-How.

1.159“Verrica Patents” means all Patents Controlled by Verrica or any of its Affiliates as of the Effective Date or during the Term that: (a) claim Verrica Know-How, or (b) Covers the research, development, manufacturing, having made, use, keeping, importing, exporting, sale, offering for sale or other exploitation of Compound and Product, excluding any Patent that Licensee does not elect to include in the License pursuant to Section 10.7. For clarity, Verrica Patents exclude Verrica’s interest in Joint Patents. Notwithstanding the foregoing, in the event of a Change of Control of Verrica after the Effective Date, Verrica Patents will exclude any Patents Controlled by the Acquirer (or its Affiliates in existence prior to such transaction) immediately before such Change of Control, provided, however, if such Acquirer’s Patents are necessary for, or are actually used by Verrica (or the Acquirer if Verrica is not in existence as of or any time following the applicable transaction) or its Affiliates for, the research, development, manufacturing, having made, use, keeping, importing, exporting, sale, offering for sale or other exploitation of Compound or Product, such Acquirer’s Patents shall be included in Verrica Patents.

1.160“Verrica Technology” means the Verrica Patents and Verrica Know-How.

1.161“Verrica Territory” means the entire world, excluding the Territory.

1.162“VP-102” means [***] solution of the Compound in a film-forming excipient system.

1.163“VP-103” means [***] solution of the Compound in a film-forming excipient system.

1.164“Yen” or “¥” means Japanese yen.

2.	License Grants

2.1License Grant to Licensee. Subject to the terms and conditions of this Agreement, Verrica hereby grants to Licensee:

(a)an exclusive (even as to Verrica and its Affiliates, except as set forth in Section 2.5), fee-bearing license, including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Inventions and Joint Patents, in each case to non-clinically (subject to Sections 4.4 and 4.5) and clinically develop, use, import, market, distribute, offer for sale, sell, have sold, package and label Product in the Field in the Territory;

(b)subject to and solely as permitted under Sections 4.4 and 4.5, (i) an exclusive (even as to Verrica and its Affiliates, except as set forth in Section 2.5), fee-bearing license,

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including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Inventions and Joint Patents, in each case to conduct non-clinical research for Compound and Product in the Field in the Territory, and (ii) a non-exclusive, fee-bearing license, including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Inventions and Joint Patents, in each case to conduct non-clinical research for Compound and Product outside the Territory or outside the Field in the Territory;

(c)subject to and solely as permitted under Section 4.7, (i) an exclusive (even as to Verrica and its Affiliates, except as set forth in Section 2.5), fee-bearing license, including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Inventions and Joint Patents, in each case to conduct investigator-initiated Clinical Trials in the Field in the Territory, and (ii) a non-exclusive, fee-bearing license, including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Invention and Joint Patents to conduct investigator-initiated Clinical Trials outside the Field in the Territory; and

(d)subject to and solely as permitted under Section 2.2, a worldwide, non-exclusive, fee-bearing license, including the right to sublicense as permitted by Section 2.3, under the Verrica Technology and Verrica’s interest in Joint Inventions and Joint Patents, in each case (i) to make and have made Compound for incorporation into Products, and (ii) to make and have made Product, in each case of (i) and (ii), solely for use and distribution in the Field in the Territory (the rights and licenses granted in this Section 2.1, collectively, the “License”).

2.2Effectiveness of Manufacturing License. Notwithstanding anything herein to the contrary, the Manufacturing License is only effective (a) upon a Supply Failure or (b) after expiration of the Transfer Price Payment Term for all Products; provided, that with respect to a Supply Failure, if such Supply Failure is with respect to a component of Product, such Manufacturing License is effective only (i) with respect to such component of Product and (ii) for use with (1) any CMOs that Verrica has retained to have made such component (including the Proprietary Applicator/Breaking Tool Components), (2) with respect to all components of Product other than the Proprietary Applicator/Breaking Tool Components, a CMO selected and engaged by Licensee, or (3) with respect to the Proprietary Applicator/Breaking Tool Components, a CMO that has been designated by Licensee and approved by Verrica in its reasonable discretion, which the Parties will jointly engage pursuant to Section 7.8. For clarity, Licensee has no right to make or have made (other than by or on behalf of Verrica or through a CMO agreed pursuant to the foregoing sentence) the Proprietary Applicator/Breaking Tool Components, which Licensee shall purchase exclusively from Verrica pursuant to the Supply Agreements or, solely in the case of Supply Failure, from a CMO pursuant to the foregoing sentence. Licensee shall not practice, and hereby covenants (on behalf of itself and its Affiliates) not to practice the Manufacturing License unless and until a Supply Failure occurs or the Transfer Price Payment Term has expired for all Products. Verrica may obtain injunctive relief preventing any exercise of the Manufacturing License in contravention of this Section 2.2 pursuant to Section 14.4.

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2.3Sublicenses and Appointments. The License includes, as applicable: (a) the right to grant Sublicenses through multiple tiers to Affiliates of Licensee, without Verrica’s consent, provided that any Sublicenses proposed to be granted by any such Affiliate to a Third Party are subject to Section 2.3(b), (b) the right to grant Sublicenses to Third Parties only with Verrica’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; and (c) the right, without Verrica’s consent, to appoint Distributors and to engage subcontractors (including contract research organizations) for the sole purpose of performing Licensee’s obligations with respect to the development and commercialization of Products in the Field in the Territory and, to a CMO for the sole purpose of practicing the Manufacturing License as permitted under Section 2.2. Any Sublicense granted to any Affiliate of Licensee or to any Third Party, and any appointment of a Distributor must be in writing and is subject to, and must be consistent with, the terms and conditions of this Agreement. Licensee is responsible for the compliance of its Affiliates, Sublicensees, and Distributors with the terms and conditions of this Agreement and remains solely liable for the performance of its obligations hereunder, notwithstanding any such Sublicense or appointment. In case of Sublicense to a Third Party, Licensee shall promptly notify Verrica in writing of the execution of any Sublicense agreement and shall provide Verrica with a copy of the Sublicense agreement, and any amendment thereto, no later than [***] following execution thereof; provided, that Licensee may redact any confidential or financial information contained therein that is unnecessary for Verrica to determine compliance with this Agreement.

2.4Transfer of Know-How.

(a)Promptly after the Effective Date, Verrica shall make available to Licensee all copies of Verrica Know-How existing as of the Effective Date, including non-clinical study data, Clinical Trial data and any other study data, related to or reasonably useful in the development of Product in the Field in the Territory that Verrica has filed with the FDA on or before the Effective Date in a form and format in Verrica’s possession (i.e., compliant with the CDISC or SaaS data set or SaaS export file, at Verrica’s discretion). On an ongoing basis during the Term pursuant to a transfer plan agreed to by the Parties, Verrica shall make available to Licensee any and all copies of Verrica Know-How, to the extent not previously provided to Licensee under this Section 2.4(a), that is necessary or reasonably useful for Licensee (i) to practice the License (excluding the Manufacturing License) and (ii) to exercise Licensee’s rights and perform Licensee’s obligations under this Agreement. Without limiting the generality of the foregoing, Verrica shall provide to Licensee true and complete copies of all written, graphic or electronic embodiments of Data generated by or on behalf of, or otherwise Controlled by, Verrica or any of its Affiliates, including all draft and final reports of any material preclinical study or Clinical Trial of Compound or Product, and all pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, and Licensee may use the Data contained in such reports solely within the scope of the License.

(b)On an ongoing basis during the Term pursuant to a transfer plan agreed to by the Parties, Licensee shall promptly make available to Verrica copies of existing and available Know-How Controlled by Licensee or its Affiliates that is necessary or reasonably useful for Verrica to (i) exercise the Grant-Back License or (ii) exercise Verrica’s rights and perform

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Verrica’s obligations under this Agreement. Without limiting the generality of the foregoing, Licensee shall provide to Verrica true and complete copies of all written, graphic or electronic embodiments of Data generated by or on behalf of, or otherwise Controlled by, Licensee or any of its Affiliates or Sublicensees, including all draft and final reports of any material preclinical study or Clinical Trial of Compound or Product, and all pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, and Verrica may use such Data for any purpose, other than development, use, sale, offer for sale or import of Product in the Field in the Territory during the Term.

2.5Retained Rights. Notwithstanding the exclusivity of the License or any portion thereof, Verrica hereby expressly reserves:

(a)the exclusive right (even as to Licensee and its Affiliates, subject only to Licensee’s right to practice the Manufacturing License in accordance with Section 2.2) to make and have made Compound and Product anywhere in the world, including to package and label components of the Product prior to supplying such Product to Licensee;

(b)the exclusive right (even as to Licensee and its Affiliates) to practice, and to grant licenses under the Verrica Technology for any and all purposes outside of the scope of the License, including to research, develop, register, use, sell, have sold, offer for sale and import: (i) Compound and Product inside and outside of the Field in the Verrica Territory; and (ii) Compound and Product outside of the Field in the Territory, subject to the restrictions under Section 4.3(a); and

(c)the non-exclusive right to practice the Verrica Technology to perform research and conduct non-clinical development in the Territory solely in connection with and for the purpose of exploiting the rights retained by Verrica pursuant to this Section 2.5.

2.6Negative Covenant. Licensee hereby covenants on behalf of itself and its Affiliates not to practice, and not to permit or cause any Affiliate, Sublicensee, Distributor or other Third Party to practice, any Verrica Technology for any purpose other than as expressly authorized in this Agreement. Licensee shall not perform any activity that Verrica reasonably believes in good faith, and following consultation with Licensee, could materially adversely affect the development or commercialization of Product outside the Territory. Verrica hereby covenants on behalf of itself and its Affiliates not to grant any Third Party any right or license to research, develop, or commercialize the Product as a Combination Product in the Field in the Territory during the Term.

2.7Non-Compete. During the period commencing on the Effective Date and concluding on the date that is (a) if this Agreement expires or is terminated on or after the First Commercial Sale of a Product in the Territory under this Agreement, the earlier of (i) ten (10) years after the First Commercial Sale of a Product in the Territory, and (ii) the later of (x) the expiration or termination of this Agreement and (y) five (5) years after the First Commercial Sale of a Product in the Territory under this Agreement and (b) if this Agreement expires or is terminated before the First Commercial Sale of a Product in the Territory under this Agreement, three (3) years after such expiration or termination of this Agreement (“Non-Competition

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Period”), Licensee shall not, and shall ensure that its Affiliates do not, independently or for or with any Third Party, market any product containing the Compound (other than Products) in the Field inside or outside of the Territory, or license, sell, assign, or otherwise grant rights to any Third Party to do any of the foregoing. Notwithstanding the foregoing, if this Agreement is terminated by Licensee pursuant to Section 11.4(a), 13.3 or 13.5, the Non-Competition Period shall automatically expire at the date of such termination.

2.8Grant-Back Licenses to Verrica. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Verrica (on behalf of itself and its Affiliates) a royalty-free, fully paid (except as provided in Section 13.6(c)), irrevocable, perpetual, exclusive (except as to Licensee and its Affiliates) license, with the right to sublicense through multiple tiers, under (a) the Licensee Patents, (b) the Licensee Know-How, and (c) Licensee’s and its Affiliate’s interest in and to any Joint Inventions and Joint Patents, in each case, to research, develop, make, have made, use, import, offer for sale and sell the Compound or Product (i) in the Verrica Territory and (ii) outside the Field in the Territory. During the Term, Verrica shall use Commercially Reasonable Efforts to ensure that, in the case of a sublicense to a Third Party of the Compound or Product, such Third Party grants to Verrica (and permits Verrica to further sublicense to Licensee) corresponding rights to intellectual property (including know-how and data) generated by such Third Party licensee, its affiliates and sublicensees.

2.9No Implied Licenses. No right or license under any Patents or Know-How of either Party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

2.10Right of First Negotiation (ROFN) for Additional Products.

(a)Restrictions. Until the end of the Transfer Price Payment Term, Verrica will not (i) negotiate, offer to enter into, or enter into an agreement with a Third Party with respect to a grant of a license to develop and commercialize any Additional Product (directly or through an Affiliate) in the Territory or (ii) engage in any commercialization of any Additional Product (directly or through an Affiliate) in the Territory, in each case of (i) and (ii) for use in the Field. For the avoidance of doubt, nothing in this Section 2.10 shall create any obligation on Verrica or any of its Affiliates to develop any Additional Product.

(b)Right. Until the end of the Transfer Price Payment Term, Verrica grants to Licensee an exclusive right of negotiation to obtain an exclusive license, under the applicable Patents and Know-How Controlled by Verrica, to non-clinically, clinically develop, use, make and have made (under the same terms as this Agreement), import, market, distribute, offer for sale, sell, and have sold Additional Products in dermatological Indications in the Territory (an “Additional Product License”), subject to the remainder of this Section 2.10.

(c)Trigger Notice. If Verrica or any of its Affiliates desires to develop and/or commercialize an Additional Product or license an Additional Product to any Third Party in the Territory for one or more dermatological Indications, then Verrica shall provide written notice along with all relevant preclinical and clinical data of such Additional Product (a “Trigger

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Notice”) to Licensee within [***] after making such determination, which notice shall specify the Additional Product and the applicable Indications.

(d)Exercise and Negotiations. Licensee may exercise its negotiation right under Section 2.10(b) by submitting to Verrica a written offer for the proposed terms of such Additional Product License, including the material financial terms and a high-level development plan for the development and commercialization of the applicable Additional Product in the Territory in one or more of the applicable Indications (an “Offer”) within [***] days after receiving the Trigger Notice (the “Offer Period”). If Licensee submits an Offer to Verrica during the Offer Period, then Verrica and Licensee shall enter into exclusive good faith negotiations regarding the terms for such Additional Product License for a period of [***] days following Verrica’s receipt of such Offer. If the Parties agree on the terms for such Additional Products, the Parties may amend this Agreement to include such Additional Product License or may enter in a separate written agreement with respect to such Additional Product License. If Licensee does not submit an Offer for such Additional Product License during the Offer Period, then Licensee’s negotiation right under Section 2.10(b) for such Additional Product shall automatically expire, provided, however, that (i) the restrictions under Section 2.10(a) shall survive such expiration and (ii) with respect to any agreement entered into by Verrica with any Third Party within [***] after expiration of such [***] negotiation period whereby Verrica (directly or through an Affiliate) grants to such Third Party a license to develop or commercialize any Additional Product in the Territory for use outside the Field, the terms of such agreement shall be no more favorable in the aggregate to such Third Party than those most recently offered by Licensee, without first offering such terms to Licensee.

(e)Information Sharing for Additional Products. Provided that Licensee’s right of negotiation to obtain an Additional Product License has not yet expired, Verrica will (i) disclose a high-level overview of the progress of development of Additional Products once every [***] until the end of the Transfer Price Payment Term and (ii) promptly disclose any material matters with regard to the development of Additional Products.

3.	Governance

3.1Joint Steering Committee.

(a)Establishment and Composition. The Parties’ activities under this Agreement will be overseen by a joint steering committee (the “JSC”) composed of three (3) representatives of each of Verrica and Licensee. Each Party shall designate its initial representatives promptly after the Effective Date and may change its JSC representatives on written notice to the other Party, provided that each Party shall ensure that its representatives on the JSC have appropriate expertise for the then-current stage of development or commercialization of Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the JSC.

(b)Responsibilities and Authority. The JSC’s overall responsibility is to encourage and facilitate the exchange of information between the Parties as contemplated by this Agreement, and to facilitate, coordinate and oversee the development, registration and

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commercialization of Product in the Field in the Territory. The specific responsibilities of the JSC are:

(i)to review and discuss any Global Study, in accordance with Section 4.1(e);

(ii)to review and discuss any Research Plan or amendments or updates thereto, in accordance with Section 4.4;

(iii)to discuss Licensee’s development activities (including Clinical Trials) for the Compound and Products in the Field in the Territory;

(iv)to review and discuss amendments or updates to the Development Plan in accordance with Sections 4.1(b) and 4.1(c) and to approve amendments to the Development Plan in accordance with Section 4.1(c);

(v)to discuss any Combination Product Plan, in accordance with Section 4.6(a);

(vi)to review and discuss the Commercialization Plan and any amendments or updates thereto, in accordance with Section 6.3;

(vii)to serve as the principal means by which (A) Licensee keeps Verrica reasonably informed regarding the progress and results of Licensee’s development, registration and commercialization efforts for Product in the Field in the Territory, and (B) Verrica keeps Licensee reasonably informed regarding the strategy, plan, progress and results of Verrica’s development, registration, manufacturing and commercialization efforts for Products in the Field in the Verrica Territory and, in accordance with Section 4.3(d), outside of the Field in the Verrica Territory;

(viii)to seek harmonization in global development, regulatory approval, branding, marketing, promotion and commercialization efforts with respect to Product in the Field, including with respect to any Global Study;

(ix)to oversee and coordinate the manufacture of Products for use in the Field in the Territory;

(x)to review and discuss any Specification Change and Specification Change Plan, in accordance with Section 7.5(b);

(xi)to coordinate the Parties’ Product-related activities in relation to international meetings and congresses that will be attended by representatives of both Parties;

(xii)to establish subcommittees as it deems necessary or advisable to further the purposes of this Agreement, to delegate to such subcommittees such of the JSC’s

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responsibilities as the JSC deems appropriate, subject to Section 3.3 and Section 3.4, to dissolve subcommittees, and to resolve disputes referred to it by subcommittees; and

(xiii)to carry out such other obligations as are expressly delegated to it under this Agreement.

For clarity, and notwithstanding any other provision of this Article 3 or any other provision of this Agreement to the contrary, the JSC has no decision-making authority of any kind with respect to the development, registration or commercialization of Compound or Product in the Verrica Territory.

(c)Meetings. The JSC will hold its first meeting as soon as practicable but no later than sixty (60) days after the Effective Date. Thereafter, the JSC shall meet at least once every six (6) months or at such other frequency as mutually agreed by the Parties. JSC meetings may be conducted (a) in person at times and places to be determined by the JSC members or (b) by teleconference or videoconference. A reasonable number of additional representatives of a Party may attend meetings of the JSC in a non-voting capacity. Additional meetings of the JSC may also be held with the mutual consent of the Parties, or as required under this Agreement, and neither Party will unreasonably withhold or delay its consent to hold any such additional meeting. Each Party shall bear its own expenses of participating in meetings of the JSC. Responsibility for chairing JSC meetings shall alternate between the Parties, with Verrica chairing the first JSC meeting after the Effective Date. The chair for any JSC meeting does not have any greater authority than any other representative of either Party on the JSC.

(d)Minutes. Verrica shall be responsible for preparing minutes of each meeting and will circulate a draft of the minutes of such meeting to all members of the JSC for comments within [***] after such meeting. The minutes will provide a description, in reasonable detail, of the discussions at the meeting and will document all actions and determinations approved by the JSC at such meeting, including as an exhibit any applicable amendment or update to the Development Plan. The Parties shall promptly discuss any comments on such minutes and finalize the minutes no later than [***] after circulation of the draft minutes.

3.2JSC Decision-Making; Final-Decision Making Authority. The JSC will strive to act by consensus. The JSC will make decisions by unanimous vote, with each Party’s representatives on the JSC collectively having one vote. No vote of the JSC may be taken unless at least two of each Party’s representatives are present for the JSC vote. If the JSC is unable to decide or resolve unanimously any matter properly presented to it for action and that is within its authority, then the Parties shall refer the issue to the Chief Executive Officer of Verrica (or an executive officer of Verrica designated by the Chief Executive Officer of Verrica) and the Chief Executive Officer of Licensee (or an executive officer of Licensee designated by the Chief Executive Officer of Licensee) (in each case, such Party’s “Senior Executive”), who will promptly meet and attempt in good faith to resolve such issue within [***]. If the Senior Executives cannot resolve such matter within [***] of the date such matter is first referred to them, then such matter will be resolved as follows:

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(a)Verrica’s Senior Executive has the final decision-making authority with respect to all matters related to the development, registration, manufacturing and commercialization of Products (i) in the Verrica Territory and (ii) outside of the Field in the Territory; and

(b)Licensee’s Senior Executive has the final decision-making authority with respect to all matters related to the development, registration, manufacturing and commercialization of Products in the Field in the Territory;

provided, however, that Verrica’s Senior Executive shall have the authority to veto any decision of Licensee’s Senior Executive that (i) would be reasonably expected to create an unnecessary risk to patient safety; or (ii) would reasonably be expected to have a material adverse effect on the development, registration, manufacturing or commercialization of Product in the Verrica Territory or outside of the Field in the Territory; provided that, each Party’s Senior Executive, in the exercise of his or her final decision-making authority will give good faith consideration to, and take into account, the other Party’s position. Notwithstanding any other provision to the contrary, neither the JSC, nor each Party’s Senior Executive in the exercise of the foregoing final decision-making authority, may (A) modify or amend this Agreement, (B) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement, or (C) make a decision that is expressly stated to require the mutual written agreement or mutual written consent of the Parties or an amendment to this Agreement. All matters within the scope of the JSC’s decision-making authority will be resolved by the Parties in accordance with this Section 3.2. If there is a dispute about whether any decision of Licensee’s Senior Executive (i) would be reasonably expected to create an unnecessary risk to patient safety; or (ii) would reasonably be expected to have a material adverse effect on the development, registration, manufacturing or commercialization of Product in the Verrica Territory or outside of the Field in the Territory, the status quo will prevail and no changes will be made or decision adopted unless and until the Parties have resolved the matter pursuant to Section 14.5.

3.3Scope of Authority. Notwithstanding the establishment and existence of the JSC or any subcommittee, each Party shall retain the rights, powers and discretion granted to it hereunder, and neither the JSC nor any subcommittee is delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. The JSC has no decision-making authority with regard to any expansion of the development or commercialization activities under this Agreement.

3.4Subcommittees. From time to time, the JSC may establish additional subcommittees to oversee particular projects or activities within the scope of authority of the JSC, as it deems necessary or advisable. Each subcommittee will be composed of an equal number of representatives of each Party, as the JSC determines is appropriate from time to time, and will meet with such frequency as the JSC determines. If, with respect to a matter that is subject to a subcommittee’s decision-making authority, the subcommittee cannot reach unanimity, the subcommittee will refer the matter to the JSC for resolution.

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3.5Alliance Managers. Within [***] after the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative of such Party to act as the primary point of contact for the Parties regarding the development, registration and commercialization of Product in the Field in the Territory (each, an “Alliance Manager”). The Alliance Managers are responsible for creating and maintaining collaborative, efficient, and responsive communications within and between Licensee and Verrica. A Party may replace its Alliance Manager on written notice to the other Party.

4.	Development

4.1Development.

(a)General. Subject to Section 4.7, Licensee shall, at its sole cost and expense, conduct development activities (including Clinical Trials) for the Compound and Products in the Field in the Territory to support MAA filing and Regulatory Approval in the Territory, pursuant to this Agreement and the Development Plan. Licensee shall keep Verrica reasonably informed, through the JSC, of the status, progress, and results of all development activities for the Compound and the Products in the Field in the Territory. Licensee shall not perform any activity that Verrica reasonably believes in good faith and following consultation with Licensee through the JSC would have a material adverse effect on the development, registration, manufacturing or commercialization of the Product outside the Field or outside the Territory.

(b)Development Plan. Licensee shall develop Products in the Field in the Territory pursuant to the Development Plan. The Development Plan includes (i) an outline of all major development activities for Products for each Indication within the Field in the Territory to be conducted by or on behalf of Licensee, its Affiliates, or its or their Sublicensees, including clinical/non-clinical development activities necessary for obtaining and maintaining the MAAs for the Products in the Field in the Territory; (ii) estimated timelines for the conduct of such major development activities and for MAA applications for the Products in each Indication the Field in the Territory; and (iii) estimated timelines of any other major development activities in the Territory, including any participation in any investigator-initiated clinical studies of a Product.

(c)Amendments to the Development Plan. From time to time during the Term, Licensee may propose amendments to the Development Plan and submit such proposed amended Development Plan to the JSC for review and discussion in accordance with Section 3.1, which shall become effective upon submission to the JSC, provided that at all times the activities covered by the Development Plan are (i) limited to development activities that are necessary to support MAA filing and Regulatory Approval of such Product in the Field in the Territory (which may include activities outside of the Territory within the scope of the License), and (ii) consistent with the obligations of Licensee under this Agreement; provided, further, that if any such amendment results in a material change to Licensee’s overall development strategy (including any new Clinical Trials or any material delays in timelines) or materially decreases its obligations, in each case as compared to the last-reviewed Development Plan, for the development of Product in the Field in the Territory, such amendment shall require the approval of the JSC (with such approval not to be unreasonably withheld, conditioned, or delayed, taking into account any regulatory requirements

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specific to the Territory or any recommendation by a Regulatory Authority). Each amended Development Plan that requires the approval of the JSC shall become effective on the date of approval by the JSC. References to the “Development Plan” in this Agreement refer to the Development Plan as then in effect (including all amendments thereto).

(d)Verrica’s Cooperation. Upon Licensee’s reasonable request, Verrica shall provide reasonable cooperation and assistance to Licensee in connection with Licensee’s development activities in the Field in the Territory at Verrica’s sole cost and expense subject to the reasonable availability of Verrica’s relevant resources; provided, however, that, subject to Section 4.5, Licensee shall reimburse Verrica for all of its external costs to the extent any such activities on behalf of Verrica are specific to the development or commercialization of the Product in the Territory.

(e)Global Study. If Verrica (itself or through an Affiliate) desires to conduct a Phase 2 Clinical Trial or Phase 3 Clinical Trial of a Product in the Field that either (i) is designed to be undertaken in countries in the Verrica Territory and in the Territory, or (ii) is designed to be conducted solely in the Verrica Territory, but that, if expanded to the Territory, could reasonably be expected to generate Data that could be used to support Regulatory Approval of such Product in the Field in the Territory (each, a “Global Study”), then Verrica shall notify Licensee thereof in writing. If Licensee desires that Verrica conduct a Global Study, then  Verrica shall consider and discuss such proposal with Licensee in good faith.  If Licensee desires to participate in any Global Study, Verrica and Licensee shall, through the JSC, discuss such participation, including applicable activities, terms, and conditions of such participation. If Verrica approves Licensee’s participation in the Global Study, such approval not to be unreasonably withheld, conditioned, or delayed, then the Parties shall promptly prepare a development plan that reflects such participation and the terms of such participation and Licensee may so participate in such Global Study.

(f)[***] Development by Verrica. Verrica shall, at Verrica’s sole cost and expense, use Commercially Reasonable Efforts to develop and validate a [***] for manufacturing the Compound without using naturally sourced materials within [***] after the earlier of (i) First Commercial Sale of Product in the Territory and (ii) First Commercial Sale (applied mutatis mutandis) in the Verrica Territory.

(g)In the Verrica Territory. Verrica is solely responsible for all development of Compound and Product in the Verrica Territory at Verrica’s sole cost and expense, including clinical, non clinical and CMC development of Compound and Product to support any NDA or MAA or Regulatory Approval in the Verrica Territory. Verrica shall keep Licensee reasonably informed, via the JSC, of the status, progress, and results of all major development activities for Products in the Field conducted by or on behalf of Verrica in the Verrica Territory and, in accordance with Section 4.3(d), outside of the Field.

4.2Diligence. Licensee shall use Commercially Reasonable Efforts to conduct all development necessary to obtain Regulatory Approval for Products in each Indication in the Field in the Territory. Licensee shall use Commercially Reasonable Efforts to obtain and maintain Regulatory Approvals for the Product in each Indication in the Field in the Territory.

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4.3Right of First Negotiation (ROFN) for Additional Indications.

(a)Restrictions. Until the end of the Transfer Price Payment Term, Verrica will not (i) negotiate, offer to enter into, or enter into any agreement with a Third Party with respect to a grant of a license to develop and commercialize any Product in the Territory for any Additional Indications (directly or through an Affiliate), or (ii) engage in any commercialization of any Product in the Territory for any Additional Indications (directly or through an Affiliate), in each case of (i)-(ii), until expiration of the obligations of the Parties under Section 4.3(c). For the avoidance of doubt, nothing in this Section 4.3 shall create any obligation for Verrica or any of its Affiliates to develop any Product in any Additional Indications or to conduct or complete a Pivotal Clinical Trial for any Product in any Additional Indications.

(b)Additional Indication Notice. Until the end of the Transfer Price Payment Term, if Verrica or any of its Affiliates desires (i) to grant to a Third Party the right to develop and commercialize any Product in the Territory for Additional Indications or (ii) following the completion of the Pivotal Clinical Trial, to directly or indirectly commercialize a Product in the Territory for an Additional Indication, then, in each case of (i) and (ii), Verrica shall provide written notice (an “Additional Indication Notice”) to Licensee within [***] after making such determination, which notice shall specify the Product and the applicable Additional Indications.

(c)Additional Indication Development. Licensee may propose clinical development or commercialization activities for the Compound or a Product in the Territory for one or more Additional Indications (the “Additional Indication Development”) until the earlier of (a) [***] after receipt of an Additional Indication Notice for such Product in such Additional Indication and (b) expiration of the Transfer Price Payment Term for such Product. To propose Additional Indication Development for a Product, Licensee shall submit to Verrica a reasonably detailed written plan for the conduct of such Additional Indication Development (the “Additional Indication Plan”). If Licensee does not provide Verrica with an Additional Indication Plan within [***] after receipt of an Additional Indication Notice, then Verrica will have no further obligation under Section 4.3(a) with respect to such Product in such Additional Indication and Licensee will have no further rights with respect to such Product in Additional Indication. Following Verrica’s receipt of an Additional Indication Plan, Verrica and Licensee shall enter into exclusive good faith negotiations for a period of [***] following Verrica’s receipt of such Additional Indication Plan and shall use reasonable efforts to agree on the Additional Indication Plan, the additional financial terms applicable to any such Additional Indication Development, and any additional amendments to this Agreement related to such Additional Indication Development. If the Parties are unable to agree on the Additional Indication Plan or such additional financial terms during such [***] day negotiation period, then Licensee shall not perform such Additional Indication Development and Verrica will have no further obligation under Section 4.3(a) with respect to such Product in such Additional Indication; provided, however, that with respect to any agreement Verrica enters into with any Third Party within [***] after expiration of such [***] negotiation period, the terms of such agreement shall be no more favorable in the aggregate to such Third Party than those most recently offered by Licensee, without first offering such terms to Licensee. If the Parties agree on the Additional Indication Plan and such additional financial terms, then, prior to the

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commencement of any such Additional Indication Development by Licensee, the Parties shall amend (i) this Agreement to include the Additional Indication in Section 1.58, the additional financial terms applicable to the Additional Indication Development, and any other applicable agreed terms, and (ii) the Development Plan to include the Additional Indication Plan.

(d)Information Sharing. Without limiting the foregoing, until the earlier of the end of the Transfer Price Payment Term and the expiration of Licensee’s rights under this Section 4.3 with respect to the Additional Indications, Verrica shall keep Licensee reasonably informed, via the JSC, of the strategy, plan, progress and results of its preclinical and clinical development activities, if any, for the Compound or Product in Additional Indications, including by providing Licensee top-line data from any Clinical Trial conducted by or on behalf of Verrica for any Product in Additional Indications.

4.4Non-Clinical Research. Licensee shall not conduct any non-clinical research of the Compound or Product inside or outside the Field or inside or outside the Territory, except as is permitted pursuant to this Section 4.4 and Section 4.5. If Licensee desires to pursue, either itself or through Affiliates or Sublicensees, non-clinical research activities for the Compound or Product inside or outside the Field and inside or outside the Territory (“Non-Clinical Research”), then Licensee shall submit to Verrica a reasonably detailed plan for the conduct of such research (the “Research Plan”). Through the JSC, Verrica and Licensee shall discuss the Non-Clinical Research and the Research Plan in good faith. If Verrica approves the Research Plan, such approval not to be unreasonably withheld, conditioned, or delayed, then Licensee may conduct the research activities described in the Research Plan. Licensee may, from time to time, update and submit updates or amendments to the Research Plan to Verrica for approval, such approval not to be unreasonably withheld, conditioned, or delayed. For clarity, Verrica may withhold its consent for a Research Plan if, in Verrica’s good-faith judgment following consultation with Licensee, the Non-Clinical Research described in such Research Plan would have a material adverse effect on the development or commercialization of Product outside the Field or outside the Territory.

4.5Non-Clinical/CMC Studies Required by Regulatory Authority in the Territory. Notwithstanding Section 4.4, if (a) any Regulatory Authority in the Territory requires any non-clinical studies, pharmacology/toxicology studies, or CMC studies (including any activities to meet ICH-Q3A, Q3B, Q3C and M7 requirements) (“Non-Clinical/CMC Studies”) for a Product to obtain or maintain Regulatory Approval in the Field in the Territory and such Non-Clinical/CMC Studies are not similarly required for Regulatory Approval outside the Territory, or (b) Licensee reasonably believes that any Non-Clinical/CMC Studies are necessary or reasonably useful to obtain or maintain Regulatory Approval for a Product in the Field in the Territory, then Licensee shall notify Verrica accordingly, the Parties shall discuss in good faith, and, if Verrica consents to such Non-Clinical/CMC Studies (such consent not to be unreasonably withheld, conditioned or delayed), then Licensee shall have the right to either (i) conduct such Non-Clinical/CMC Studies itself or (ii) have Verrica conduct such Non-Clinical/CMC Studies. If Verrica does not provide such consent within [***] from receipt of such notice, this matter shall be resolved by the JSC. The Party not performing the Non-Clinical/CMC Studies shall provide reasonable assistance to the other Party for the conduct of such Non-Clinical/CMC Studies. The

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Parties shall share equally in the cost of any Non-Clinical/CMC Studies. The Party performing such Non-Clinical/CMC Studies shall provide the other Party with Calendar Quarterly invoices detailing the external expenses incurred by the performing Party in the performance of such Non-Clinical/CMC Studies in such Calendar Quarter. The other Party shall reimburse the performing Party for [***] of such invoiced external costs within [***] after receipt of such invoice, less [***] of any external costs incurred directly by the non-performing Party in providing assistance to the performing Party, if applicable. The Party conducting the Non-Clinical/CMC Studies owns the Data generated in the performance of the Non-Clinical/CMC Studies. For clarity, any Data generated by or on behalf of a Party pursuant to any Non-Clinical/CMC Studies is automatically included in the licenses granted to each Party in Section 2.1 and Section 2.8, as applicable.

4.6Modifications.

(a)Combination Product. Licensee shall not develop a Combination Product, except as is permitted pursuant to this Section 4.6. If Licensee desires to develop a Combination Product, then Licensee shall submit to Verrica a reasonably detailed plan for such Combination Product (the “Combination Product Plan”). Through the JSC, Verrica and Licensee shall review and discuss in good faith the Combination Product and the Combination Product Plan for such clinical development and commercialization prior to the occurrence of any of the foregoing. If Verrica approves the Combination Product Plan, then Licensee may conduct the development activities described in the Combination Product Plan or request Verrica to conduct such development activities. Upon such Licensee’s request, Verrica shall conduct such development activities in accordance with the approved Combination Product Plan and Licensee shall reimburse Verrica for reasonable costs and expenses incurred by Verrica to conduct such development activities to the extent such costs and expenses are incurred solely for the development of the Combination Product in the Field in the Territory. Licensee may, from time to time, provide updates or amendments to the Combination Product Plan to Verrica for approval. For the avoidance of doubt, Net Sales for a Combination Product in the Territory shall be determined in accordance with Section 1.97 and Licensee shall be under no obligation to make payment to Verrica with respect to the development and commercialization of a Combination Product except for the costs and expenses for such development activities pursuant to this Section 4.6(a) and the applicable transfer price required on the Net Sales for such Combination Product.

(b)Specifications. Licensee shall not modify the form, formulation, dosage, or composition of Product, except as is permitted pursuant to Section 7.5.

4.7Investigator-Initiated Clinical Studies. Notwithstanding Section 4.1, Licensee shall not participate in or assist any investigator-initiated Clinical Trials in the Territory, except as is permitted pursuant to this Section 4.7. If Licensee desires to participate in any investigator-initiated Clinical Trials for Product inside or outside the Field in the Territory, including by supplying Product, writing the protocol for such Clinical Trial or funding such Clinical Trial (“IIT Participation”), then Licensee shall submit to Verrica a reasonably detailed plan for such IIT Participation (the “IIT Participation Plan”). Through the JSC, Verrica and Licensee shall discuss the IIT Participation and the IIT Participation Plan in good faith. If Verrica approves the IIT Participation Plan, such approval not to be unreasonably withheld, conditioned, or delayed, then

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Licensee may conduct the activities described in the IIT Participation Plan. Licensee may, from time to time, update and submit updates or amendments to the IIT Participation Plan to Verrica for approval, such approval not to be unreasonably withheld, conditioned, or delayed. For clarity, Verrica may withhold its consent for an IIT Participation Plan if, in Verrica’s good-faith judgment, the IIT Participation described in such IIT Participation Plan, would have a material adverse effect on the development or commercialization of Product outside the Field or outside the Territory.

4.8Compliance. In conducting any activity pursuant to this Article 4, each Party shall comply with all Applicable Laws, including, as applicable to the given activity, GLP, GCP and GMP.

4.9Records. Each Party shall prepare and maintain, or shall cause to be prepared and maintained, in conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, complete and accurate written records, accounts, notes, reports and data (including Data) with respect to all development activities conducted by or on behalf of such Party or its Affiliates, licensees or sublicensees, under this Agreement with respect to Products in the Field.

5.	Regulatory

5.1Regulatory Activities. Licensee is solely responsible for preparing, filing, obtaining and maintaining all Product Filings for Products in the Field in the Territory, at Licensee’s sole expense. Licensee is the sole holder of all Product Filings for Products in the Field in the Territory. Licensee shall provide in English the material provisions of all INDs and MAAs to Verrica for review and comment reasonably in advance of submission to the applicable Regulatory Authorities in the Territory and Licensee shall consider Verrica’s comments thereon in good faith. Licensee shall promptly provide Verrica with copies, and English summary descriptions, of all material documents, information and correspondence received from any Regulatory Authority in the Territory relating to Product or Compound and, at Verrica’s request, copies of any other documents, reports and communications from or to any such Regulatory Authority relating to Product or Compound. Licensee shall bear all costs and expenses incurred in connection with regulatory activities with respect to Product in the Field in the Territory. Licensee is responsible for all interactions with Regulatory Authorities in the Territory with respect to Product in the Field in the Territory and for all compliance filings, certificates, and safety reporting with respect to Product in the Field in the Territory. Licensee shall obtain any approvals required by Regulatory Authorities in the Territory to import or export Product to or within the Territory and, subject to Verrica’s prior consent, not to be unreasonably withheld, conditioned, or delayed, Verrica shall provide Licensee with all reasonable assistance and take all actions reasonably requested by Licensee, at Verrica’s expense, to obtain such approvals.

5.2Access to Regulatory Filings.

(a)Licensee shall promptly provide to Verrica true and complete copies of all INDs and MAAs for Product filed by or on behalf of Licensee or its Affiliates or Sublicensees with Regulatory Authorities in the Territory and all Regulatory Approvals received for Product

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from Regulatory Authorities in the Territory. Licensee hereby grants to Verrica Rights of Reference to all such Product Filings for the purposes of: (i) obtaining and maintaining Regulatory Approvals for Compound and Product in the Verrica Territory; (ii) obtaining and maintaining Regulatory Approvals for any product incorporating the Compound (other than Product) in the Territory; (iii) the manufacture of Compound or Product for use or distribution anywhere in the world; and (iv) complying with applicable pharmacovigilance and other regulatory requirements with respect to the Product and activities described in the preceding clauses (i) through (iii). Without limiting the foregoing, if an English translation of any IND or MAA filed by or on behalf of Licensee in the Territory for the Product or Compound is reasonably necessary for Verrica’s regulatory purposes, then on Verrica’s written request, Licensee will, as soon as practicable seek and obtain such English translation (to the extent newly generated by or on behalf of Licensee or its Affiliates or Sublicensees), and provide such English translation to Verrica, provided that Verrica will reimburse Licensee for [***] of the external costs reasonably incurred by Licensee in connection with obtaining such English translation, which amounts shall be paid by Verrica within [***] following Verrica’s receipt of an invoice for any such undisputed amounts.

(b)Verrica shall promptly provide to Licensee true and complete copies of all Product Filings for Product filed by or on behalf of Verrica or its Affiliates in the United States or with the European Medicines Agency (or any successor agency). Verrica hereby grants to Licensee the Rights of Reference to all such Product Filings for the purposes of: (i) obtaining and maintaining Regulatory Approvals for Product in the Field in the Territory; (ii) manufacturing the Product for use and distribution in the Field in the Territory under the Manufacturing License, if applicable; and (iii) complying with applicable pharmacovigilance and other regulatory requirements with respect to Product in the Territory.

(c)Each Party shall, promptly upon request of the other Party, file with applicable Regulatory Authorities such letters of authorization, access or cross-reference as may be necessary to accomplish the intent of this Section 5.2.

5.3Regulatory Audits and Inspection. Upon reasonable advance notice during regular business hours, each Party may conduct, once per Calendar Year or more frequently upon reasonable cause, an audit of safety and regulatory systems, procedures, and practices of the other Party, including on site evaluations. Such Party shall promptly notify the other Party of any inspections relating to the development or commercialization of Products by any Regulatory Authority in the Territory (with respect to Licensee) or in the Verrica Territory (with respect to Verrica). To the extent permitted by Applicable Laws or such Regulatory Authority, each Party shall permit the other Party’s representative to observe such inspection. Each Party shall also provide the other Party with copies of all correspondences submitted to or received from the Regulatory Authority relating to such inspection.

5.4Meetings with Regulatory Authorities. Each Party shall provide the other Party written notice within [***] after receiving written notice (including electronic notice) of any upcoming material meeting with any Regulatory Authority in the Territory related to Products. Licensee shall lead all interactions with Regulatory Authorities in the Territory with respect to Products. To the extent permitted by Applicable Law and by the Regulatory Authorities, Verrica

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may attend and observe (whether directly or through a representative) in all such meetings and discussions, at Verrica’s cost. If Verrica elects not to attend such meeting or discussion, Licensee shall provide Verrica with a written summary thereof in English promptly following such meeting or discussion. Licensee shall keep Verrica reasonably informed of any material regulatory developments related to Products in the Field in the Territory.

5.5Regulatory Cooperation. Each Party shall use Commercially Reasonable Efforts to provide the other Party with all reasonable assistance and take all actions reasonably requested by such other Party, without changing the allocation of responsibilities set forth in this Article 5, that are necessary or desirable to enable: (a) Licensee to obtain and maintain Regulatory Approvals for Product in the Field in the Territory; and (b) Verrica to obtain and maintain Regulatory Approvals for Product in the Verrica Territory or outside the Field in the Territory. Each Party shall cooperate with any inspection by any Regulatory Authority relating to Product, including any inspection prior to approval of an application for Regulatory Approval for Product.

5.6Global Safety Database; Pharmacovigilance; Adverse Event Reporting.

(a)Global Safety Database. As between the Parties, Verrica shall hold, solely own and be solely responsible for maintaining the global safety database for Product.

(b)Safety Data and Exchange Agreement. No later than the anticipated date of the first IND filing of Product in the Field in the Territory, the Parties shall negotiate in good faith and enter into a safety data exchange agreement regarding the Product (the “Safety Data Exchange Agreement”), which safety agreement will set forth standard operating procedures governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experiences sufficient to permit each Party to comply with its regulatory and other legal obligations within the applicable timeframes. The safety agreement’s terms and conditions will be no less stringent than United States, Japanese, and ICH guidelines, such that each Party is able to comply with all regulatory and legal requirements regarding the management of safety data by providing for the exchange of relevant information in appropriate format within applicable timeframes. Subject to the foregoing, each Party is responsible for monitoring all clinical experiences with respect to Product in the course of its own Product development activities and filing all required reports with respect thereto in its respective territory.

(c)Adverse Event Reporting. As between the Parties: (i) Licensee is responsible for the timely reporting of adverse drug reactions/experiences, product quality complaints and safety data relating to Product to the appropriate Regulatory Authorities in the Territory; and (ii) Verrica is responsible for reporting adverse drug reactions/experiences, product quality complaints and product safety data relating to Product to the appropriate Regulatory Authorities in the Verrica Territory; in each case ((i) and (ii)) in accordance with Applicable Laws of the relevant countries and Regulatory Authorities. Each Party shall use Commercially Reasonable Efforts to ensure that its Affiliates, licensees and sublicensees comply with such reporting obligations, including the Safety Data Exchange Agreement.

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5.7Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action, or other regulatory action by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Licensee has sole discretion with respect to any matters relating to any Remedial Action in the Field in the Territory, including the decision to commence such Remedial Action and the control over such Remedial Action in the Field in the Territory; provided, however, if Verrica determines in good faith that any Remedial Action with respect to any Product in the Field in the Territory should be commenced or is required by Applicable Law or Regulatory Authority, (a) Verrica shall discuss such Remedial Action with Licensee and (b) Licensee shall consider in good faith such Remedial Action. Except as may be otherwise agreed under a Clinical Supply Agreement or a Commercial Supply Agreement, Licensee shall bear all costs and expenses of any Remedial Action in the Territory, provided, however, that Verrica shall bear internal and external costs and expenses (including medical representative expenses) incurred by Licensee in relation to or resulting from such Remedial Action if such Remedial Action (a) is attributable to relevant Products or (b) arose out of or in connection with Verrica or its CMO’s negligence, willful misconduct or intentional omission, or the breach of Verrica’s representations, warranties, covenants or other obligations as set forth in or arising out of this Agreement or the Supply Agreement; provided, that, notwithstanding the foregoing, in each case where such negligence, willful misconduct or intentional omission, or breach is solely by a CMO(s) (a “CMO Failure”), Verrica will (x) pass through to Licensee any amounts recovered by Verrica from its CMO(s) with respect to such CMO Failure and (y) to the extent such recovery is not sufficient to satisfy any damages suffered by Licensee, reimburse Licensee for any damages in excess thereof not to exceed [***] (the “CMO Failure Cap”) [***] during the period of [***] immediately preceding the month in which the relevant CMO Failure is identified by or made known to Licensee (the “Aggregate Transfer Price Amount”); provided further, that if there are two or more CMO Failures that are identified by or made known to Licensee during any period of [***], the CMO Failure Cap that will apply to such two or more CMO Failures in aggregate shall be adjusted to [***].

5.8Product Tracing.  Licensee shall, and shall ensure that its Affiliates and Sublicensees will, maintain adequate records to permit the Parties to trace the distribution of Products in the Territory. Each Party shall provide the other Party, at the other Party’s expense, with such assistance in connection with a Remedial Action as may be reasonably requested by such other Party.

6.	Commercialization

6.1Commercialization. Subject to the terms and conditions of this Agreement, Licensee shall control and be solely responsible, at its expense, for marketing, promotion and commercialization of Product in the Field in the Territory, including (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Governmental Authorities and other payors regarding the price and reimbursement status of the Products, (c)

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marketing and promotion, (d) booking sales and distribution and performance of related services, (e) handling all aspects of order processing, invoicing and collection, inventory and receivables, (f) providing customer support, including handling medical queries, and performing other related functions, and (g) conforming its practices and procedures to Applicable Laws relating to the promotion, sales and marketing, access, and distribution of the Products in the Field in the Territory.

6.2Diligence. Licensee shall use Commercially Reasonable Efforts to commercialize the Products for each Indication that has received Regulatory Approval in the Territory.

6.3Commercialization Plan. As soon as reasonably practicable, but no later than [***] after the first MAA for a Product is submitted in the Territory, Licensee shall prepare and present to the JSC for review and discussion a reasonably detailed plan for the commercialization of the Product in the Field in the Territory (the “Commercialization Plan”). Licensee shall update and amend the Commercialization Plan on an annual basis following the First Commercial Sale of the Product in the Field in the Territory and present such updates and any amendments to the JSC for review and discussion.

6.4Commercial Updates. Licensee shall keep Verrica reasonably informed of Licensee’s, its Affiliates’ and Sublicensees’ commercialization activities with respect to the Products in the Field in the Territory. Licensee shall update the JSC on an annual basis regarding its commercialization activities with respect to the Products in the Field in the Territory. Such update must summarize Licensee’s and its Affiliates’ and Sublicensees’ significant commercialization activities with respect to the Products in the Field in the Territory, including Licensee’s sales activities, sales forecasts for at least the next [***], marketing activities, and medical affairs activities.

6.5Promotional Materials. Verrica shall provide to Licensee, upon Licensee’s reasonable request and at Verrica’s cost, electronic copies of any materials prepared by or on behalf of Verrica that are approved and authorized to be distributed as promotional materials that are necessary or reasonably useful in connection with Licensee’s commercialization of Products in the Field in the Territory (including relevant training materials, and any global brand and global market research materials, in each case, with respect to Products).

6.6No Diversion. Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and Sublicensees will not, directly or indirectly, promote, market, distribute, import, sell or have sold the Products, including via internet or mail order, in the other Party’s territory. With respect to any country in the other Party’s territory, a Party shall not, and shall ensure that its Affiliates and Sublicensees will not: (a) establish or maintain any branch, warehouse or distribution facility for Products in such countries, (b) knowingly engage in any advertising or promotional activities relating to Products that are directed primarily to customers or other purchaser or users of Products located in such countries, (c) actively solicit orders for Products from any prospective purchaser located in such countries, or (d) knowingly sell or distribute Products to any person in such Party’s territory who intends to sell or has in the past sold Products in such countries. If either Party receives any order for any Product from a prospective

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purchaser reasonably believed to be located in a country in the other Party’s territory, such Party shall immediately refer that order to the other Party and such Party shall not accept any such orders. Each Party shall not deliver or tender (or cause to be delivered or tendered) Products into a country in the other Party’s territory. Each Party shall not, and shall ensure that its Affiliates and their respective Sublicensees will not, knowingly restrict or impede in any manner the other Party’s exercise of its retained exclusive rights in the other Party’s territory.

7.	Manufacturing and Supply

7.1General. Subject to the terms and conditions of this Agreement (including Section 2.2) and the applicable Supply Agreement, until the end of the Transfer Price Payment Term for all Products, Verrica shall sell and supply, or cause to be supplied, to Licensee, and Licensee shall purchase exclusively from Verrica, all of Licensee’s, its Affiliates’ and its and their Sublicensees’ requirements of Product for (i) Clinical Trials and other non-clinical development and registration activities in the Field in the Territory, as described in additional detail in Section 7.2, and (ii) commercial distribution in the Field in the Territory, as described in additional detail in Sections 7.2 and 7.3. Verrica shall supply Licensee with Product in (1) the form/dosage/formulation(s) that have been developed as of the Effective Date and that are available from Verrica’s CMO as of the Effective Date; or (2) any form/dosage/formulation that, at the time of supply, is being used outside of the Territory by or on behalf of Verrica and that is available for supply by Verrica to Licensee (whether directly or through a CMO) for use in the Field in the Territory, or (3) any form/dosage/formulation agreed by Verrica and Licensee in accordance with Sections 4.6 and 7.5, in each case, as is set forth in the Clinical Supply Agreement or Commercial Supply Agreement, as applicable. Licensee is responsible, at Licensee’s sole cost and expense, for (x) any cartoning, packaging and labeling of the Products in accordance with the Applicable Laws in the Territory and (y) the distribution of Products in the Field in the Territory.

7.2Supply Agreements. Verrica shall manufacture and supply, or have manufactured and have supplied, Product to Licensee for use in Clinical Trials and other development and registration activities with respect to Product in the Field in the Territory during the Transfer Price Payment Term, in accordance with (a) Applicable Law, (b) any requirements by the applicable Regulatory Authority for the Product in the Territory that are set forth in the Clinical Supply Agreement and/or the corresponding quality agreement, and (c) a written clinical supply agreement to be negotiated in good faith and entered into by the Parties as soon as practicable following the Effective Date and in accordance with the principles and terms set forth in Exhibit 7.2 (the “Clinical Supply Agreement”). Verrica shall manufacture and supply, or have manufactured and have supplied, Product to Licensee for commercial distribution in the Field in the Territory during the Transfer Price Payment Term, in accordance with (i) Applicable Law, (ii) any requirements by the applicable Regulatory Authority for the Product in the Territory that are set forth in the Commercial Supply Agreement and/or the corresponding quality agreement, and (iii) a written commercial supply agreement to be negotiated in good faith and entered into by the Parties not later than the anticipated first MAA filing for the Product in the Field in the Territory and in accordance with the principles and terms set forth in Exhibit 7.2 (the “Commercial Supply Agreement”). The Parties shall also agree on written quality agreements to be negotiated in good

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faith simultaneously with the Clinical Supply Agreement and Commercial Supply Agreement. The Supply Agreements will contain other normal and customary terms and conditions for such supply agreement and will be consistent with, and will be designed to permit Verrica to comply with its obligations under, Verrica’s corresponding supply agreements with its CMOs of Compound and Product, and shall not impose on Verrica obligations with respect to Product manufactured by any such CMO that are in excess of such CMO’s obligations to Verrica with respect to Product as of the Effective Date unless otherwise agreed between the Parties; provided, however, that to the extent that the terms of any agreement between Verrica and any CMO engaged by Verrica to manufacture the Compound or Product for clinical or commercial use in the Field in the Territory (a “CMO Agreement”) are insufficient to (1) permit the supply of the Product in the Field in the Territory in accordance with Applicable Law or (2) comply with any requirements by the applicable Regulatory Authority for the Product in the Territory that are set forth in the Supply Agreement and/or the corresponding quality agreement applicable to clinical or commercial use, then Verrica shall use Commercially Reasonable Efforts to amend such CMO Agreement as necessary to reasonably address such insufficiencies; provided, further, Verrica shall use Commercially Reasonable Efforts to include in each manufacturing or supply agreement with any CMO engaged by Verrica to manufacture the Compound or Product for clinical or commercial use in the Territory a provision that permits Licensee to, at Licensee’s discretion after a Supply Failure, directly communicate with such CMO under Verrica’s agreement with such CMO or enter into its own agreement directly with such CMO (or with respect to Proprietary Applicator/Breaking Tool Components, one joint agreement or two separate agreements) on substantially the same terms as Verrica in order to ensure a stable supply of the Compound or Product  in the Territory in accordance with Section 7.8.

7.3After Transfer Price Payment Term. If Licensee desires that Verrica continue to manufacture and supply, or have manufactured and supplied, Product to Licensee for commercial distribution in the Field in the Territory after the Transfer Price Payment Term, then (a) Verrica shall sell and supply, or cause to be supplied, to Licensee, and Licensee shall purchase from Verrica, all of Licensee’s, its Affiliates’ and its and their Sublicensees’ requirements of Product for commercial distribution in the Field in the Territory and (b) the Parties shall negotiate in good faith for a written commercial supply agreement with respect to such manufacture and supply. If Licensee does not elect to have Verrica continue to supply Product pursuant to this Section 7.3, Verrica shall manufacture and supply, or have manufactured and have supplied, Proprietary Applicator/Breaking Tool Components to Licensee for further use in Licensee’s practice of the Manufacturing License after the Transfer Price Payment Term, in accordance with Applicable Law and a written commercial supply agreement to be negotiated in good faith.

7.4Supply Price. The transfer price for Product supplied by or on behalf of Verrica to Licensee (a) under the Commercial Supply Agreement will be at the Transfer Price, as set forth in Section 8.4, and (b) under the Clinical Supply Agreement and any supply agreement negotiated pursuant to Section 7.3 at a price, in each case, to be separately agreed by the Parties in writing.

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7.5Changes to the Specifications and Process.

(a)By Verrica. If Verrica desires to modify the specifications or manufacturing process of the Compound or Product, including pursuant to any express requirement or recommendation  by a Regulatory Authority in the Verrica Territory or in order to comply with Applicable Law, that may impact on the quality of Compound or Product to be provided to Licensee or otherwise require Product Filings in the Territory, Verrica shall provide Licensee written notice reasonably prior to such change and shall obtain Licensee’s consent (which shall not be unreasonably withheld, conditioned, or delayed) in accordance with the Supply Agreements. Licensee shall use Commercially Reasonable Efforts to make the necessary Product Filings in the Territory to reflect such modification to the specifications or manufacturing process. Verrica shall be responsible for all costs and expenses incurred by it in connection with such modifications under this Section 7.5(a) and shall reimburse Licensee for any and all reasonable external costs and expenses reasonably incurred by Licensee with respect thereto, including (i) to make the necessary Product Filings in the Territory to reflect such modification under this Section 7.5(a) and (ii) to the extent applicable, the validation of such modified specifications, auditing of new equipment or facilities required as a result of the modified specification or manufacturing process, and market announcements. Verrica shall cooperate, and shall cause its CMOs to cooperate, with Licensee in filing necessary Product Filings in connection with such modification under this Section 7.5(a) at Verrica’s cost and expense. Notwithstanding the foregoing, until the necessary Regulatory Approval is granted in the Territory, Verrica shall supply Licensee with the Product without such modifications.

(b)By Licensee.

(i)If Licensee desires to develop or commercialize, either itself or through Affiliates or Sublicensees, different forms, formulations, dosages, or compositions of Products other than those that Verrica is developing or commercializing in the Verrica Territory, including pursuant to any express requirement or recommendation by a Regulatory Authority in the Territory or in order to comply with Applicable Law (a “Specification Change”), then Licensee shall submit to Verrica a reasonably detailed plan for such Specification Change (the “Specification Change Plan”). Through the JSC, Verrica and Licensee shall discuss the Specification Change and the Specification Change Plan in good faith.

(ii)If the Specification Change is expressly required or recommended by a Regulatory Authority in the Territory or otherwise necessary due to the requirements of Applicable Law (a “Required Change”), then (I) the Parties shall reasonably cooperate to implement, and have the applicable CMOs implement, such Required Change (including by making necessary Product Filings in connection with such Specification Change) as more particularly set forth in the Supply Agreement and the Specification Change Plan and (II) Licensee shall be responsible for all costs and expenses incurred by it in connection with such modifications under this Section 7.5(b)(ii) and shall reimburse Verrica for any external costs and expenses reasonably incurred by Verrica with respect thereto, including (x) to make the necessary Product Filings in the Territory to reflect such modification under this Section 7.5(b)(ii) and (y) to the extent applicable, the validation of such modified specifications, auditing of new equipment or

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facilities required as a result of the modified specification or manufacturing process, and market announcements; provided however, if Verrica implements substantially the same modification as such Required Change for developing or commercializing the Product anywhere in the Verrica Territory, Verrica shall bear [***] of all external costs and expenses (Licensee’s and Verrica’s) incurred in connection with such Required Change.

(iii)If the Specification Change is not a Required Change, but (i) Licensee reasonably believes and the JSC agrees that the proposed Specification Change (including change of [***]) is needed to resolve issues of safety, stability or impurity of aany Product or component thereof (a “Safety Specification Change”) or (ii) (other than a Safety Specification Change) Licensee reasonably believes that the proposed Specification Change is (a) useful to obtain or maintain Regulatory Approval of Products in the Territory or (b) necessary or reasonably useful for development and commercialization of the Product in the Field in the Territory (including responding to customers or users requests) and Verrica approves the Specification Change Plan, then (I) the Parties shall reasonably cooperate to implement, and have the applicable CMOs implement, such Specification Change (including by filing necessary Product Filings in connection with such Specification Change) as more particularly set forth in the Supply Agreement and the Specification Change Plan and (II) Licensee shall be responsible for all costs and expenses incurred by it in connection with such modifications under this Section 7.5(b)(iii) and shall reimburse Verrica for any external costs and expenses reasonably incurred by Verrica with respect thereto, including (x) to make the necessary Product Filings in the Territory to reflect such modification under this Section 7.5(b)(iii) and (y) to the extent applicable, the validation of such modified specifications, auditing of new equipment or facilities required as a result of the modified specification or manufacturing process, and market announcements; provided however, that in the case of a Safety Specification Change only, if Verrica implements substantially the same modification as such Safety Specification Change for developing or commercializing the Product anywhere in the Verrica Territory, Verrica shall bear [***] of all external costs and expenses (Licensee’s and Verrica’s) incurred in connection with such Safety Specification Change.

(iv)Licensee may, from time to time, provide updates or amendments to the Specification Change Plan to Verrica for discussion and, if applicable, approval.

(c)[***].

(i)Notwithstanding Sections 7.5(a) and 7.5(b) above, if Verrica desires to change the Compound for the Product for use in the Territory [***] (a “Compound Specification Change”), regardless of the reason for such change, Verrica and Licensee shall discuss such change through the JSC in good faith, and subject to Licensee’s approval of the Compound Specification Change, shall jointly determine (i) the process and timeline to implement the Compound Specification Change, (ii) the roles and responsibilities of Verrica and Licensee with respect thereto, and (iii) allocation of internal and external costs and expenses arising out of, or in connection with, the Compound Specification Change, including, but not limited to the internal and external costs and expenses incurred in connection with any necessary Product Filing for Products in the Territory in respect of the Compound Specification Change.

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(ii)In order to discuss the proposed Compound Specification Change between Verrica and Licensee in a timely manner, Verrica shall, at Verrica’s sole cost and expense, provide a reasonably detailed report to Licensee on any progress or plans related to [***], including in relation to its obligations under Section 4.1(f), within [***] from the beginning of every Calendar Quarter and prior to the discussion at the JSC regarding the proposed Compound Specification Change, including, but not limited to, any development activities, discussions with the FDA and expected timelines for Product Filings in the Verrica Territory.

(d)Transfer Price.  For the avoidance of doubt, any increase of the cost of goods due to any specification change under this Section 7.5, whether it is initiated by Verrica or Licensee, shall not have any impact on the Transfer Price and Verrica shall be solely responsible for any increase of the cost of goods due to any such specification change.

7.6Selection/Change of a CMO. In the event that Verrica plans to select or change any of its CMOs or any facility of its existing CMOs after the Effective Date, Verrica shall promptly notify Licensee and shall provide Licensee with any information reasonably requested by Licensee with respect thereto as well as, to arrange site visits to evaluate any such new CMO to the extent permitted by such CMO Agreement. Verrica shall reimburse Licensee for all external costs and expenses incurred by Licensee in connection with such change of CMOs or facility, including those (x) to make the necessary Product Filings in the Territory to reflect such change of CMOs or facility and (y) to the extent applicable, the validation of such modified specifications, auditing of new equipment or facilities required as a result of the modified specification or manufacturing process. If any Product Filing is required in the Territory as a result of such change of CMOs or any change of any facility of its existing CMOs, Verrica shall take into account the time required for such Product Filing to be approved by the applicable Regulatory Authority in the Territory when implementing such change.

7.7Accreditation. As of the Effective Date, Verrica and Licensee acknowledge that Verrica’s manufacturing sites for the Compound and Product for use in the Field in the Territory, including any test or storage facilities but excluding manufacturers which manufacture any materials to be designated as raw material on the certificate of the Regulatory Approval in the Territory, may be required to be accredited under Applicable Law in the Territory by the date that Licensee files an MAA for the Product in the Field in the Territory. In order to obtain and maintain any such required accreditation, Verrica shall cooperate with Licensee and use Commercially Reasonable Efforts to cause Verrica’s CMOs (including manufacturers of raw materials if those are required to be accredited under Applicable Law in the Territory) to apply for accreditation to the applicable Regulatory Authority in the Territory reasonably prior to Licensee’s anticipated date for the filing of an MAA for the Product in the Field in the Territory; provided, however, that Verrica does not guaranty that any such CMOs will obtain such accreditation.

7.8Supply Failure.

(a)If a Party reasonably believes that there is a reasonable risk of a Supply Failure, then such Party shall provide written notice thereof to the other Party and the Parties shall discuss in good faith potential remedies or failure mitigation strategies.

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(b)In the event of a Supply Failure, Verrica shall promptly investigate the cause of the Supply Failure and the Parties shall discuss in good faith potential remedies or failure mitigation strategies, including potentially qualifying a second source of supply. Verrica shall use Commercially Reasonable Efforts to remedy such Supply Failure.  In the case where Licensee is entitled to select or designate a new Third Party CMO pursuant to this Section 7.8, promptly upon Licensee’s request, Verrica shall use Commercially Reasonable Efforts to introduce to Licensee one or more other Third Party CMOs that are, in the reasonable opinion of Verrica, suitable to manufacture the Product or component that was the subject of the applicable Supply Failure.

(c)In the event of a Supply Failure as set forth in Section 1.141(a):

(i)with respect to Product or a component thereof (excluding the Proprietary Applicator/Breaking Tool Components), Licensee may select and engage one or more other Third Party CMOs to manufacture such Product or component that was the subject of such Supply Failure for clinical and commercial use in the Field in the Territory, and the Parties shall coordinate the logistics of initiation and completion of a technology transfer of the process and technology that is then-used to manufacture the Product or component thereof (excluding the Proprietary Applicator/Breaking Tool Components); and

(ii)with respect to the Proprietary Applicator/Breaking Tool Components, Licensee may designate a CMO and, subject to Verrica’s approval of such CMO to be given in Verrica’s reasonable discretion, the Parties shall enter into one joint agreement or two separate agreements with such CMO that (1) permit Licensee to place orders directly with such CMO, (2) permit Verrica to retain ownership and control over the manufacturing process for the Proprietary Applicator/Breaking Tool Components to the extent permitted by Applicable Laws, and (3) contain such other terms and conditions to be reasonably agreed by the Parties. Promptly following the Parties’ execution of such agreement or agreements with such CMO, Verrica shall conduct a manufacturing technology transfer with respect to the applicable Proprietary Applicator/Breaking Tool Components to such CMO.

(d)In the event of a Supply Failure as set forth in Section 1.141(b)(i):

(i)with respect to Product or a component thereof (excluding the Proprietary Applicator/Breaking Tool Components), at Licensee’s election:

(1)Licensee may select and engage one or more other Third Party CMOs to manufacture such Product or component (excluding the Proprietary Applicator/Breaking Tool Components) that was the subject of such Supply Failure for clinical and commercial use in the Field in the Territory, and subject to the terms of applicable CMO Agreement, the Parties shall coordinate the logistics of initiation and completion of a technology transfer of the process and technology that is then-used to manufacture the Product or component thereof (excluding the Proprietary Applicator/Breaking Tool Components); or

(2)Licensee may enter into its own agreement directly with Verrica’s CMO for supply of the Product or component thereof (excluding the Proprietary

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Applicator/Breaking Tool Components) for use in the Field in the Territory, and Verrica shall use Commercially Reasonable Efforts to assist Licensee to enter into its own agreement directly with the CMO on substantially the same terms as the relevant CMO Agreement; and

(ii)with respect to Proprietary Applicator/Breaking Tool Components, Verrica shall select and engage one or more other CMOs that is reasonably acceptable to Licensee to manufacture the Proprietary Applicator/Breaking Tool Components to ensure a stable supply to Licensee in the Field in the Territory.

(e)In the event of a Supply Failure as set forth in Section 1.141(b)(ii):

(i)with respect to Product or a component thereof (excluding the Proprietary Applicator/Breaking Tool Components), at Licensee’s election:

(1)Licensee may select and engage one or more other Third Party CMOs to manufacture such Product or component (excluding the Proprietary Applicator/Breaking Tool Components) that was the subject of such Supply Failure for clinical and commercial use in the Field in the Territory, and subject to the terms of applicable CMO Agreement, the Parties shall coordinate the logistics of initiation and completion of a technology transfer of the process and technology that is then-used to manufacture the Product or component thereof (excluding the Proprietary Applicator/Breaking Tool Components); or

(2)Licensee may directly communicate with Verrica’s CMO under Verrica’s agreement or enter into its own agreement directly with Verrica’s CMO for supply of the Product or component thereof (excluding the Proprietary Applicator/Breaking Tool Components) for use in the Field in the Territory, and Verrica shall use Commercially Reasonable Efforts to assist Licensee to directly communicate with a CMO under Verrica’s agreement or to enter into its own agreement directly with a CMO on substantially the same terms as the relevant CMO Agreement; and

(ii)with respect to Proprietary Applicator/Breaking Tool Components, at Licensee’s election:

(1)Licensee may directly communicate with Verrica’s CMO for supply of the Proprietary Applicator/Breaking Tool Components for use in the Field in the Territory under Verrica’s agreement with such Verrica’s CMO; or

(2)Licensee may designate a CMO and, subject to Verrica’s approval of such CMO to be given in Verrica’s reasonable discretion, the Parties shall enter into one joint agreement or two separate agreements with such CMO that (x) permit Licensee to place orders directly with such CMO, (y) permit Verrica to retain ownership and control over the manufacturing process for the Proprietary Applicator/Breaking Tool Components to the extent permitted by Applicable Laws, and (z) contain such other terms and conditions to be reasonably agreed by the Parties. Promptly following the Parties’ execution of such agreement or agreements

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with such CMO, Verrica shall conduct a manufacturing technology transfer with respect to the applicable Proprietary Applicator/Breaking Tool Components to such CMO.

(f) In the event of a Supply Failure, if Licensee directly engages a new CMO or Verrica’s CMO pursuant to Sections 7.8(c) to 7.8(e), Licensee may deduct any external costs and expenses incurred in connection with such direct engagement from the Transfer Price payment due to Verrica (which, for clarity, shall be calculated as if Verrica had supplied Licensee directly), including any payments made by Licensee to the applicable CMO and all shipping costs (including import tax and duties), but excluding any costs and expenses in connection with any necessary Product Filing for Products in the Territory in respect of the direct engagement, which shall be included in the costs and expenses in connection with the manufacturing technology transfer under Section 7.8(g).

(g)With respect to any manufacturing technology transfer that was initiated as a result of a Supply Failure described in Section 1.141 (a) or Section1.141 (b)(ii), Verrica shall bear all the actual internal and external costs and expenses incurred in connection with the manufacturing technology transfer and shall reimburse Licensee for Licensee’s actual internal and external costs and expenses in connection with the completing the manufacturing technology transfer (including all the internal and external costs and expenses incurred by Licensee in connection with any necessary Product Filing for Products in the Territory in respect of the change of CMO or the direct engagement between Licensee and CMO). With respect to any manufacturing technology transfer that was initiated as a result of a Supply Failure described in Section 1.141 (b)(i), the external costs and expenses incurred in connection with the manufacturing technology transfer (including all the external costs and expenses incurred by Licensee in connection with any necessary Product Filing for Products in the Territory in respect of the change of CMO or the direct engagement between Licensee and CMO) will be born [***] by Verrica and [***] by Licensee; provided, however, that if (i) Licensee selects and engages a new CMO pursuant to Section 7.8(d)(i)(1) and (ii) Verrica does not purchase the Products or the applicable components from such new CMO in order for Verrica to use, import, market, distribute, offer for sale or sell the Products or such components in the Verrica Territory, the Parties shall [***] such external costs and expenses. Verrica shall cooperate, and shall cause its CMOs to cooperate, with Licensee in filing necessary Product Filings in connection with the change of manufacturing facility at Verrica’s cost and expenses.

7.9Technology Transfer after the Transfer Price Payment Term. If Licensee does not desire to receive supply of the Product (other than the Proprietary Applicator/Breaking Tool Components) from Verrica, upon the request of Licensee after expiration of Transfer Price Payment Term, Verrica shall (a) use Commercially Reasonable Efforts to facilitate direct discussions between the relevant Verrica CMOs so that Licensee may be able to directly engage such CMOs to supply the Compound and Product (other than the Proprietary Applicator/Breaking Tool Components) to Licensee or (b) engage a new CMO that is selected by Licensee, and the Parties shall coordinate the logistics of initiation and completion of a technology transfer of the process and technology that is then-used to manufacture the Compound and Product (other than the Proprietary Applicator/Breaking Tool Components) to such new CMO at Licensee’s costs and

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expenses. In addition, Verrica shall also cooperate and shall cause its CMOs to cooperate, with Licensee in filing necessary regulatory filings in connection with the change of manufacturing facility at Licensee’s costs and expenses. For clarity, such manufacturing technology transfer excludes Verrica Know-How related to the Proprietary Applicator/Breaking Tool Components.

8.	Payments; Payment Reports

8.1Upfront Payment. Within fifteen (15) Business Days after the later of (a) the Effective Date and (b) Licensee’s receipt from Verrica of an invoice and all completed tax documents reasonably required to be filed with tax authorities in Japan to reduce or eliminate Verrica’s tax liability and reduce or eliminate Licensee’s obligation to withhold Taxes under the applicable bilateral income tax treaty (“Tax Documents”) for the amount payable to Verrica under this Section 8.1, Licensee shall pay to Verrica a non-refundable, non-creditable upfront payment in the amount of Twelve Million Dollars ($12,000,000); provided, however, that Licensee may deduct from the upfront payment under this Section 8.1 the amount actually paid under the Option Agreement.

8.2Development Milestones. Within [***] after the first achievement by any Product of each of the milestone events set forth in the table below, Licensee shall provide Verrica with written notice of such achievement. Within [***] upon receipt from Verrica of an invoice and all Tax Documents for the relevant amount payable to Verrica under this Section 8.2, Licensee shall pay to Verrica the corresponding non-refundable, non-creditable milestone payment set forth in such table.

Development Milestone	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

For clarity, each of the above development milestone payment is payable only once, regardless of the number of Products to achieve such development milestone. For further clarity, the Parties may agree to include additional development milestones and development milestone payments associated with any Additional Indications included in the Field pursuant to Section 4.3.

8.3Commercial Milestone Payment. Within [***] after the first achievement of the milestone event set forth in the table below, Licensee shall provide Verrica with written notice of such achievement. Within [***] upon receipt from Verrica of an invoice and all Tax Documents for the relevant amount payable to Verrica under this Section 8.3, Licensee shall pay to Verrica the corresponding non-refundable, non-creditable milestone payment set forth in such table.

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Commercial Milestone	Payment
Net Sales of all Products exceed [***] in a Calendar Year	$[***]

For clarity, the above commercial milestone payment is payable only once.

8.4Transfer Price Payments.

(a)Transfer Price. During the Transfer Price Payment Term for a Product, except as otherwise set forth in Section 8.5 and subject to any applicable reduction set forth in Section 8.6, Licensee shall pay to Verrica a purchase price for Licensee’s purchase of each unit of Product (the “Transfer Price”) equal to the applicable Transfer Price Percentage set forth in the table below of the per unit Net Sales for such Product:

Annual Net Sales	Transfer Price Percentage
For the portion of annual Net Sales of all Products that is less than or equal to [***]	[***]
For the portion of annual Net Sales of all Products that is greater than [***] but less than or equal to [***]	[***]
For the portion of annual Net Sales of all Products that is greater than [***]	[***]

(b)Payment of Transfer Prices; Reports.

(i)Estimated Transfer Price. No later than [***] following filing of an MAA for a particular Product in the Field in the Territory and for each subsequent Calendar Year before the end of the Transfer Price Payment Term, Licensee shall calculate and report to Verrica the estimated average per unit Net Sales for such Product in the Territory for such Calendar Year based on the expected Net Sales of the Product in the Territory (the “ENS”). Licensee shall calculate the ENS based on the average Net Sales of the Product in the Territory during the first [***] of the immediately prior Calendar Year (or Licensee’s good faith estimate if there are no Net Sales during such first [***]).

(ii)Initial Payment. For all units of Product delivered to Licensee in a given month for commercial sale pursuant to the Commercial Supply Agreement, promptly after Licensee has accepted such Product, Verrica shall invoice Licensee an amount equal to [***] of the estimated Transfer Price for such units, based on the ENS (the “Initial Purchase Price Payment”). Licensee shall pay all undisputed amounts in such invoice no later than [***] after receipt of the invoice. If Licensee disputes one or more items in an invoice, Licensee shall promptly

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notify Verrica in writing and describe in reasonable detail the items being disputed and the basis therefor. Verrica shall promptly respond to Licensee and the Parties shall use good faith efforts to promptly resolve the dispute. Licensee shall pay any owed amounts within [***] after resolution of the dispute.

(iii)Secondary Reports and Payments. Within [***] after the end of each Calendar Quarter during which there are Net Sales of Product in the Territory, Licensee shall prepare and send to Verrica a report (“Secondary Report”) stating: (a) the total amount of Net Sales of each Product during such Calendar Quarter, and the detailed and total deductions from gross amounts invoiced (or otherwise charged) to arrive at such Net Sales; (b) the sales in units of each Product and gross amounts invoiced for such sales, on a Product-by-Product basis during such Calendar Quarter; (c) the total amount of Product used as samples or as part of compassionate use, named patient use or indigent patient program (and specifying the total amount of Product used in each such way); (d) the total amount of Initial Purchase Price Payments paid by Licensee to Verrica upon invoice (as provided above under Section 8.4(b)(ii)) for the delivery of such Products to Licensee; (e) a detailed description of the inventory of Product being held by Licensee or any Distributors at the end of such Calendar Quarter; and (f) the total amount of the Secondary Purchase Price Payments (as defined below) for such Calendar Quarter owed by Licensee to Verrica, if any. Verrica shall issue an invoice promptly after receiving Secondary Report and, within [***] after receiving such invoice, Licensee shall pay Verrica an amount equal to the following (provided that such following amount is a positive number): the sum of the applicable Transfer Prices for all units of Product sold during such Calendar Quarter, minus the sum of the applicable Initial Purchase Price Payments made for such units of Product based on the ENS (the portion of such payment attributable to each unit of Product, the “Secondary Purchase Price Payment”). Licensee is responsible for payment of any Indirect Taxes in the Territory applicable to the sale of Product by Verrica to Licensee. For clarification,   the transfer price for the Product (i) used for promotional use, (ii) used for inspection or testing purposes or (iii) destroyed or lost after delivery of the Product from Verrica to Licensee shall be separately agreed by the Parties in writing.

(iv)Payments and Invoicing for Products after the Transfer Price Payment Term. For all units of Product delivered to Licensee in a given month for commercial sale pursuant to the Commercial Supply Agreement that are being supplied after the Transfer Price Payment Term, promptly after Verrica delivers such Product to Licensee, Verrica shall invoice Licensee an amount equal to the price as agreed by the Parties pursuant to Section 7.3 for such units. Licensee shall pay all undisputed amounts in such invoice no later than [***] after receipt of the invoice. In the event Licensee disputes one or more items in an invoice, Licensee shall promptly notify Verrica in writing and such notice shall contain a reasonably detailed description of the item(s) being disputed and the basis therefor. Verrica shall promptly respond to Licensee and the Parties shall use good faith efforts to promptly resolve the dispute. Amounts determined to be owed following resolution will be paid to Verrica within [***] of resolution of the dispute.

8.5Royalty in Lieu of Transfer Price. If Verrica is no longer responsible for the supply of Product to Licensee under this Agreement or the Commercial Supply Agreement during

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the Transfer Price Payment Term, Verrica shall continue to receive an amount in royalty payments consistent with the applicable Transfer Price (taking into account the reasonable costs incurred by Licensee to manufacture or have manufactured the Product), which shall be negotiated and agreed in good faith by the Parties. If the Parties are unable to agree upon the foregoing royalty payments within [***] following the initiation of discussions regarding the same, then either Party may, by written notice to the other Party refer the matter to the Parties’ respective Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either Party may, in its sole discretion, seek final resolution of such terms through binding baseball arbitration, as described in and pursuant to the procedures set forth in Section 14.5.

8.6Transfer Price Reductions.

(a)Third Party Licenses. Subject to the remainder of this Section 8.6 and the rights and obligation of the Parties set forth in Section 10.7, if Licensee or its Affiliate or Sublicensee (as applicable) is required to obtain one or more licenses under issued and unexpired Patents of Third Parties (excluding Sublicensees) that are necessary for the approved use, sale, offer for sale or import of a given Product in the Territory (each a “Third Party License”), then Licensee may credit [***] of the royalties (including upfront payments, milestone payments and other types of consideration for such Third Party License) actually paid by Licensee or such Affiliate or Sublicensee (as applicable) under such Third Party Licenses with respect to sales of such Product in the Territory in a given Calendar Quarter against the Transfer Price payable by Licensee to Verrica with respect to Product sold in such Calendar Quarter.

(b)Generic. If during any Calendar Quarter during the Transfer Price Payment Term, (i) any Generic Product to a Product is sold in the Territory, then the Transfer Price Percentage with respect to Net Sales of such Product in the Territory shall be reduced by [***] of the otherwise applicable rate set forth in Section 8.4(a), and (ii) all of the Generic Products to a Product in the aggregate have a market share of [***] or more in the Territory in a Calendar Quarter (measured in local currency, as reported by an agreed market intelligence service), then the Transfer Price Percentage with respect to Net Sales of the Product in the Territory shall be reduced by [***] of the otherwise applicable rate set forth in Section 8.4(a).

(c)Reduction in Case that Verrica Supplies Products Not In a Finished Form. If Verrica and Licensee agree that Verrica supplies Products not in a finished form or if Licensee has exercised Manufacturing License and that Licensee is required to arrange certain process of manufacturing Products, the Parties shall discuss in good faith and agree on the reduction of Transfer Price Percentage (taking into account the reasonable costs incurred by Licensee to manufacture or have manufactured the Product).

8.7Exchange Rate; Manner and Place of Payment. Unless otherwise expressly stated in this Agreement, Licensee shall make all payments to Verrica under this Agreement by bank wire transfer in immediately available funds to an account designated in writing by Verrica. Payments hereunder are considered to be made as of the day on which they are received by Verrica’s designated bank. Unless otherwise expressly stated in this Agreement, all amounts

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specified to be payable under this Agreement are in Dollars. If any currency conversion is required in connection with the calculation of amounts payable hereunder, Licensee shall calculate such conversion at the rate of exchange for such currency used throughout Licensee’s accounting system in conformity with Accounting Standards for which payment is due. For clarity, the amount in Dollars of the Initial Purchase Price Payment paid by Licensee to Verrica pursuant to Section 8.4(b)(ii) shall be recalculated based on the rate of exchange at the time of the Secondary Purchase Price Payment and Licensee shall pay as the Secondary Purchase Price Payment the sum of the applicable Transfer Prices for all units of Product sold during such Calendar Quarter at the exchange rate at the time of Secondary Purchase Price Payment, minus the sum of the applicable Initial Purchase Price Payments for such units of Product recalculated based on the exchange rate at the time of Secondary Purchase Price Payment.

8.8Late Payments. If any payment due under this Agreement is not made when due, such payment accrues interest at a rate per annum that is [***] above the then-current prime rate quoted by Citibank in New York City (or such other rate and source as the Parties mutually agree in writing) for the period from the due date for payment until the date of actual payment; provided, however, that in no event will such rate exceed the maximum legal annual interest rate. The payment of such interest does not limit Verrica from exercising any other rights it may have as a consequence of the lateness of any payment.

8.9Audits.

(a)Verrica’s Audit Right. Licensee shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Verrica to confirm the accuracy of all payments due hereunder, for at least [***] after the end of the Calendar Year to which they pertain. Once per Calendar Year, Verrica may cause an independent, certified public accountant reasonably acceptable to Licensee or its Affiliate or Sublicensee, as applicable, to audit such records to confirm Net Sales, the timing of achievement of development milestones or commercial milestones, and any Transfer Price payments for a period covering not more than the preceding [***]. Verrica may not audit records with respect to a particular Calendar Year more than once. Verrica may conduct such audits during normal business hours and upon reasonable prior written notice to Licensee or its Affiliate or Sublicensee, as applicable. The auditor will execute a reasonable written confidentiality agreement with Licensee or its Affiliate or Sublicensee, as applicable, and will disclose to Verrica only such information as is reasonably necessary to provide Verrica with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement, including the timing thereof. If such audit reveals that Licensee has failed to accurately report information pursuant to Section 8.4(b) or to make any payment (or portion thereof) when due under this Agreement, then within [***] after receipt of the final audit report Licensee shall pay to Verrica any underpaid amounts due under this Agreement, together with interest on such underpaid or late amounts calculated in accordance with Section 8.8. Verrica shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount due for any Calendar Year under this Agreement, in which case Licensee shall bear the full cost of such audit. If such

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audit discloses an overpayment by Licensee, then Licensee shall deduct the amount of such overpayment from amounts otherwise owed to Verrica under this Agreement.

(b)Licensee’s Audit Rights for COGs. In addition to the provisions stipulated in Article 7, the Clinical Supply Agreement and the Commercial Supply Agreement, Verrica shall keep, and shall cause its Affiliates and CMOs (to the extent permitted under the applicable CMO Agreement) to keep, complete and accurate records pertaining to the cost of goods in sufficient detail to permit Licensee to confirm the accuracy of all payments (including internal costs and out-of-pocket expenses) due hereunder, for at least [***] following the end of the Calendar Year to which they pertain. Licensee shall have the right, once annually, to cause an independent, certified public accountant reasonably acceptable to Verrica or its Affiliates or CMOs (to the extent permitted under the applicable CMO Agreement), as applicable, to audit such records for a period covering not more than the preceding [***]. No records with respect to a particular Calendar Year shall be subject to audit under this Section 8.9(b) more than once. Such audits may be exercised during normal business hours upon reasonable prior written notice to Verrica or its Affiliate or CMOs (to the extent permitted under the applicable CMO Agreement), as applicable. The auditor will execute a reasonable written confidentiality agreement with Verrica or its Affiliate or CMOs (to the extent permitted under the applicable CMO Agreement), as applicable, and will disclose to Licensee only such information as is reasonably necessary to provide Licensee with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement in relation to the cost of goods. If such audit reveals that there is any discrepancy in which Licensee has made an overpayment, such discrepancy shall be adjusted from the next payment under this Agreement without any interest. Licensee shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount due for any Calendar Year under this Agreement, in which case Verrica shall bear the full cost of such audit. Verrica shall use Commercially Reasonable Efforts to obtain from its CMOs a right for Licensee to conduct audits pursuant to this Section 8.9(b).

8.10Taxes; Cooperation. The Parties shall cooperate with one another in accordance with Applicable Laws and use commercially reasonable efforts to minimize or eliminate withholding taxes and similar obligation and, prior to making any payments under the Agreement, Licensee will advise Verrica of any applicable Tax Documents required for filing in order to reduce or eliminate withholding taxes. The Parties acknowledge and agree that under the current tax treaty between Japan and the United States in effect as of the Effective Date, all amounts payable by Licensee to Verrica pursuant to this Agreement (each, a “Payment”) shall not be reduced by any deduction or withholding for any present or future taxes, levies, imposts, duties, fees, charges or liabilities imposed by any governmental authority, including any interest, additions to tax or penalties applicable to any of the foregoing (collectively, “Taxes”); provided, however, if Licensee is required by Applicable Laws to deduct or withhold Taxes directly from any amount paid to Verrica, then, except as otherwise provided herein, Licensee shall deduct or withhold the required amount and will timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with the Applicable Laws and promptly transmit to Verrica an official Tax certificate or other evidence of such withholding sufficient to enable Verrica to claim such payment of Taxes from any applicable governmental authority, and the amount paid to Verrica shall be

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decreased by the amount so deducted or withheld. Notwithstanding the foregoing, to the extent Licensee or its Affiliates (a) assigns or otherwise transfers this Agreement or its obligations hereunder to an Affiliate or Third Party, (b) changes its location of incorporation from Japan to another location, (c) makes payments from an entity, or payments are deemed to be made from an entity, other than the Japan entity originally entering into this Agreement, or (d) fails to comply with Applicable Laws or filing or record retention requirements to enjoy the benefit regarding withholding taxes under the Applicable Laws, in each case that results in a Tax being required to be withheld under Applicable Laws that would not have been required to be withheld if such action had not been taken (each, a “Tax Changing Decision”) such that as a result of a Tax Changing Decision, Licensee is required by Applicable Laws to deduct or withhold Taxes directly from any amount paid to Verrica, then (i) notwithstanding anything to the contrary in this Agreement, Licensee shall increase the amount paid to Verrica by the required amount such that the net amount actually received by Verrica after such deduction or withholding equals the full amount originally invoiced or stated by Verrica to be payable and (ii) Licensee shall timely pay the applicable Taxes to the relevant governmental authority in accordance with Applicable Laws. In the event Applicable Laws require Taxes be deducted or withheld, Licensee shall provide reasonable assistance and documentation to allow Verrica to receive a refund or credit for Taxes paid. Each Party will use reasonable efforts to provide the other with information requested by the other Party that is required by the other Party for the purpose of filing applicable tax returns. Notwithstanding anything to the contrary in this Agreement, Licensee shall timely pay and be responsible for (and shall indemnity Verrica for) any transfer, documentary, sales use, stamp, registration, value-added, goods and services Tax or other similar Tax (each an “Indirect Tax”) that is imposed with respect to the transactions, payments or the related transfer of rights or other property in the Territory pursuant to the terms of this Agreement. If Verrica pays an Indirect Tax for which Licensee is responsible under this Section 8.10, Licensee shall promptly reimburse Verrica for such Indirect Taxes.

8.11Payments to Third Parties. Subject to Section 10.7 and as between the Parties, Verrica is responsible for any and all payments and other obligations to Third Parties under any license agreement or other agreement between Verrica, its Affiliates, or other licensees and Third Parties related to Product, including any such payments that may become due as a result of the Parties’ entering into this Agreement or the development, manufacture or commercialization of Product in the Field in the Territory.

9.	Confidentiality

9.1Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for [***] thereafter, such Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose, other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement or under the Prior CDA, whether in written, oral, visual, electronic or other form (“Confidential Information”). The Receiving Party may use Confidential Information only to the extent required to accomplish the purposes of this Agreement.

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The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its, and its Affiliates’ and Sublicensees’, executives, directors, officers, trustees, employees, agents, consultants, advisors and other representatives (“Representatives”) do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

9.2Exceptions. Confidential Information shall not include any information that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party on a non-confidential basis by a Third Party, as a matter of right (i.e., without breaching any obligation such Third Party may have to the Disclosing Party); or (d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously-maintained written records.

9.3Authorized Disclosure. Each Party may disclose Confidential Information of the other Party as expressly permitted by this Agreement, or if and to the extent such disclosure is necessary in the following instances:

(a)filing or prosecuting Patents as permitted by this Agreement;

(b)enforcing such Party’s rights under this Agreement and performing its obligations under this Agreement;

(c)prosecuting or defending litigation as permitted by this Agreement;

(d)complying with applicable court orders or applicable laws, rules and regulations, or the listing rules of any exchange on which such Party’s securities are traded;

(e)in Product Filings that the Receiving Party has the right to file, or holds, as expressly set forth in this Agreement;

(f)disclosure to the Receiving Party’s Affiliates, licensees, subcontractors, wholesalers and sublicensees/Sublicensees, potential licensees, subcontractors, wholesalers and sublicensees/Sublicensees, and to the Receiving Party’s and its Affiliates’ Representatives who, in each case, need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, actual or potential licensee, subcontractor, wholesaler or sublicensee/Sublicensee, or Representative agrees to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this Article 9; and

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(g)disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third-Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 9.3(c) or Section 9.3(d), it will, except where impracticable, (i) give reasonable advance notice to the Disclosing Party of such disclosure, (ii) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (iii) cooperate with any efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to secure confidential treatment of such Confidential Information. Disclosure by the Receiving Party of Confidential Information in accordance with any of the foregoing provisions of this Section 9.3 shall not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 9.3, such information becomes generally known or available.

9.4Confidentiality of this Agreement. Except as otherwise provided in this Article 9, each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are otherwise made public as contemplated by Section 9.5 or to the extent such disclosure is permitted under Section 9.3.

9.5Public Announcements.

(a)The Parties shall agree on the content and form of the expected press release from each Party and shall coordinate to the extent reasonably practicable, the timing of the initial press releases in order to accomplish the same promptly upon execution and delivery of this Agreement. The initial press releases of the Parties are attached hereto as Exhibit 9.5(a). Except to the extent already disclosed in a press release or other public communication issued in accordance with this Agreement, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by either Party or its Affiliates, except as may be required, in the good faith discretion of such Party’s counsel, by Applicable Law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”) or the Tokyo Stock Exchange), judicial order, or stock exchange or quotation system rule without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow the other Party to comment upon such announcement, prior to public release. In the case of press releases or other public communications required to be made by law, judicial order or stock exchange or quotation system rule, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance

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notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party in accordance with this Section 9.5(a); provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

(b)Each Party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, provided that any such public statement or press release: (i) is not inconsistent with prior public disclosures or public statements made in accordance with Section 9.5(a) or as permitted by Section 9.3; and (ii) does not reveal (A) information regarding the terms of this Agreement that have not previously been disclosed in accordance with Section 9.5(a) or as permitted by Section 9.3 or (B) nonpublic information about the other Party.

(c)The Parties shall reasonably coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or other governmental agency or any stock exchange on which securities issued by a Party or its Affiliate are traded. Each Party shall use reasonable efforts to seek and obtain confidential treatment for the provisions of this Agreement that the Parties mutually agree to redact from such filing; provided that each Party shall ultimately retain ultimate discretion to disclose such information to the SEC or any stock exchange or other governmental agency (as the case may be) as such Party determines, based on advice of legal counsel, is required to be so disclosed. Except as expressly set forth in this Article 9, neither Party (or its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings with the SEC or any stock exchange or other governmental agency where such filings do not disclose Confidential Information of the other Party.

9.6Publications. Each Party recognizes that the publication of scientific and medical papers regarding results of and other information regarding Products, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, a Party may review and comment on any material proposed for disclosure or publication by the other Party, such as by oral presentation, manuscript or abstract, relating to the development, manufacture or commercialization Products and/or that includes Confidential Information of the other Party. Before any such material is submitted for publication or disclosure (other than oral presentation materials and abstracts, which are addressed below), the Party proposing publication shall deliver a draft publication to the other Party at least [***] prior to submitting the material to a publisher or initiating such other disclosure, and such other Party shall review any such material and give its comments to the Party proposing publication within [***] of the delivery of such material to such other Party. With respect to oral presentation materials and abstracts, the Party proposing

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publication shall deliver a complete copy to the other Party at least [***] prior to the anticipated date of the presentation, and such other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the Party proposing publication with appropriate comments, if any, but in no event later than [***] from the date of delivery to the non-publishing Party. The publishing Party shall comply with the other Party’s request to delete references to the other Party’s Confidential Information in any such material and shall delay any submission for publication or other public disclosure for a period of up to an additional [***] for the purpose of preparing and filing appropriate patent applications. Notwithstanding anything to the contrary, Licensee shall not publish any results or information if, in Verrica’s good-faith judgment after consultation with Licensee, such publication has a material adverse effect on the development or commercialization of Product outside the Territory or outside the Field in the Territory. For clarity, this Section 9.6 is intended to set forth the procedures for scientific and medical presentations and publications, and other public disclosures (e.g., press releases, investor presentations and the like) are addressed in Section 9.3 and Section 9.5 hereof.

10.	Intellectual Property

10.1Ownership, Assignments and Licenses.

(a)Inventions. Except as expressly set forth in this Agreement, (i) each Party owns all rights, title, and interests in and to any and all Know-How or Inventions made solely by or on behalf of such Party or its Affiliates in connection with the performance of such Party’s activities under this Agreement and any Patents claiming any such Know-How or Inventions, and (ii) the Parties jointly own any and all Joint Inventions and Joint Patents. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

(b)Disclosure. Each Party shall promptly disclose to the other Party (1) all Joint Inventions prior to the filing of any patent application with respect to such Inventions, and (2) any other Inventions generated by such Party or its Affiliates or other licensees or Sublicensees, including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party shall also promptly respond to reasonable requests from the other Party for additional information relating thereto.

10.2Patent Prosecution and Maintenance. For purposes of this Section 10.2 the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) means, with respect to a Patent, the preparation, filing, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending any interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings) and maintenance (including payment of any patent annuity fees) of such Patent, as well as re-examinations, reissues, appeals, post grant reviews (PGR), inter partes reviews (IPR) and requests for patent term adjustments, patent term extensions, supplementary protection certificates, or their equivalents with respect to such Patent, and the initiation or defense of interferences, oppositions and other similar proceedings with respect to the particular Patent, and

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any appeals therefrom. For clarity, “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) exclude any enforcement action with respect to a Patent.

(a)Prosecution of Verrica Patents. Verrica has the sole right, but not the obligation, to prosecute and maintain the Verrica Patents in the Territory using counsel of its own choice, at Verrica’s sole expense. Verrica shall keep Licensee reasonably informed of progress with respect to the prosecution and maintenance of such Verrica Patents in the Territory. In addition, Verrica shall provide Licensee with drafts of all proposed substantive filings and correspondence to any patent authority to the extent related to any Verrica Patents in the Territory for Licensee’s review and comment prior to the submission of such proposed filings and correspondence. Verrica shall consider in good faith Licensee’s comments related to such Verrica Patent prior to submitting such filings and correspondence, provided that Licensee provides such comments to Verrica within [***] (or a shorter period reasonably designated by Verrica if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from Verrica. If Verrica seeks to abandon or cease the prosecution or maintenance of any Verrica Patent in the Territory, Verrica shall provide reasonable prior written notice to Licensee of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Verrica Patent with the patent office in the Territory). In such case, at Licensee’s sole discretion, upon written notice to Verrica from Licensee, Licensee may elect to continue the prosecution and maintenance of any such Verrica Patents, in each case, in the Territory, at Licensee’s sole cost and expense and by counsel of its own choice.

(b)Joint Patents.

(i)Territory. Licensee has the first right, but not the obligation, to control and manage the prosecution and maintenance of all Joint Patents in the Territory, at its sole cost and expense and by counsel of its own choice. Licensee shall consult with Verrica as to the Territory prosecution and maintenance of any such Joint Patents reasonably prior to any deadline for action with the patent office in the Territory and shall furnish to Verrica copies of all relevant drafts and documents reasonably in advance of such consultation. Licensee shall keep Verrica reasonably informed of the progress with regard to its prosecution and maintenance of any Joint Patent, including by providing Verrica with drafts of all proposed substantive filings and correspondence to any relevant patent authority for Verrica’s review and comment reasonably prior to the submission of such proposed filings and correspondence. Licensee shall consider in good faith Verrica’s comments related to such Patents prior to submitting such filings and correspondence, provided that Verrica provides such comments to Licensee within [***] (or a shorter period reasonably designated by Licensee if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from Licensee. If Licensee seeks to abandon or cease the prosecution or maintenance of any Joint Patent, then Licensee shall provide reasonable prior written notice to Verrica of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent with the patent office in the Territory). In such case, at Verrica’s sole discretion, upon written notice to Licensee, Verrica may

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elect to continue the prosecution and maintenance of any such Joint Patent at its sole cost and expense and by counsel of its own choice, and will thereafter take over Licensee’s position with respect to such Joint Patent.

(ii)Verrica Territory. Verrica has the first right, but not the obligation, to control and manage the prosecution and maintenance of all Joint Patents in the Verrica Territory, at its sole cost and expense and by counsel of its own choice. Verrica shall consult with Licensee as to the Verrica Territory prosecution and maintenance of any such Joint Patents reasonably prior to any deadline or action with any patent office and shall furnish to Licensee copies of all relevant drafts and documents reasonably in advance of such consultation. Verrica shall consider in good faith Licensee’s comments related to such Patents prior to submitting such filings and correspondence, provided that Licensee provides such comments to Verrica within [***] (or a shorter period reasonably designated by Verrica if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from Verrica. Verrica shall keep Licensee reasonably informed of progress with regard to the prosecution and maintenance of such Joint Patents in the Verrica Territory and shall provide to Licensee copies of all material patent office submissions within a reasonable amount of time following submission thereof by Verrica. If Verrica desires to abandon or cease the prosecution or maintenance of any Joint Patents in the Verrica Territory, Verrica shall provide reasonable prior written notice to Licensee of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, Licensee may, upon written notice to Verrica, elect to continue the prosecution and maintenance of any such Joint Patent, at its sole cost and expense and by counsel of its own choice.

(c)Licensee Patents. Licensee shall have the first right, but not the obligation, to prosecute and maintain Licensee Patents in the Territory and the Verrica Territory, using counsel of its own choice, at Licensee’s sole expense. Licensee shall keep Verrica reasonably informed of progress with regard to the prosecution and maintenance of any such Patents. In addition, Licensee shall promptly provide Verrica with drafts of all proposed substantive filings and correspondence to any patent authority to the extent related to any such Patents for Verrica’s review and comment prior to the submission of such proposed filings and correspondence. Licensee shall consider in good faith Verrica’s comments related to such Patents prior to submitting such filings and correspondence, provided that Verrica provides such comments to Licensee within [***] (or a shorter period reasonably designated by Licensee if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from Licensee. In the event that Licensee seeks to abandon or cease the prosecution or maintenance of any Licensee Patent, Licensee shall provide reasonable prior written notice to Verrica of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensee Patent with the patent office). In such case, at Verrica’s sole discretion, upon written notice to Licensee from Verrica, Verrica may elect to continue the prosecution and maintenance of any such Licensee Patent, at Verrica’s sole cost and expense and by counsel of its own choice.

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(d)Cooperation of the Parties. Each Party shall cooperate fully in the preparation, filing, prosecution and maintenance of the Verrica Patents and Joint Patents pursuant to this Section 10.2. Such cooperation includes (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions as set forth in Section 10.1, and Patents claiming or disclosing such Inventions, and as to enable the other Party to apply for and to prosecute patent applications in any country as permitted by Section 10.2, and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the prosecution and maintenance of any such patent applications.

(e)Registration of Exclusive License (Senyo-Jisshiken). Verrica shall reasonably support Licensee in obtaining registration under the name of Licensee in the Territory of the exclusive license granted to Licensee under this Agreement (except with respect to the right to make, have made Products or use them for non-clinical development in the Territory) as a “Senyo Jisshiken” in accordance with Article 77 of the Japanese Patent Law immediately after the Effective Date with respect to Verrica Patents already issued or within [***] after issuance or registration of the relevant Verrica Patents in the Territory. Licensee shall cooperate with Verrica in deleting such Senyo Jisshiken registration immediately upon expiration of the Term or termination of the Agreement.

(f)Patent Term Extension. Upon request by Licensee, Verrica shall reasonably cooperate (including by filing any applications), at Verrica’s expense, to extend the term of any patent within the Verrica Patents in the Territory, unless such extension has a material adverse effect on Verrica’s patent portfolio or overall intellectual property strategies, in which case Verrica and Licensee shall discuss in good faith.

10.3Enforcement.

(a)Notice; Procedures. Each Party shall notify the other Party within [***] of becoming aware of any alleged or threatened infringement by a Third Party of Verrica Patents, Joint Patents and Licensee Patents, which infringement of such Patents adversely affects or is expected to adversely affect any Product in Field in the Territory, and in each case, any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of such Patents (collectively “Infringement”). For clarity, any Infringement excludes those adversarial proceedings that are addressed in Section 10.2.

(b)Enforcement Rights.

(i)Verrica Patents in the Territory. As between the Parties, Verrica has the first right, but not the obligation, to bring and control any legal action to enforce any Verrica Patents against any Infringement in the Territory, at its own expense as it reasonably determines appropriate, and Verrica shall consider in good faith the interests of Licensee in such enforcement of any such Patents. If Verrica or its designee fails to file an action to abate such Infringement within [***] days after a written request from Licensee to do so, or if Verrica discontinues the prosecution of any such action after filing without abating such infringement, then if such

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Infringement has not otherwise been abated by Verrica or its designee, Licensee may enforce any Verrica Patent against the relevant Infringement in the Territory, at its own expense as it reasonably determines appropriate, provided that Verrica does not provide reasonable rationale for not doing so (including a substantive concern regarding counter-claims by the infringing Third Party).

(ii)Joint Patents. If either Party becomes aware of any alleged or threatened Infringement by a Third Party of any Joint Patent, then such Party shall so notify the other Party, and the Parties shall promptly confer and determine (1) whether to bring such an enforcement action against such Third Party, (2) the strategy to be employed in connection with any such action, or (3) the manner in which to settle such action. Unless otherwise agreed, Verrica has the first right, but not the obligation, to bring and control any legal action to enforce any Joint Patents against any Infringement, at its own expense as it reasonably determines appropriate, and Verrica shall consider in good faith the interests of Licensee in such enforcement of any such Patents. Unless otherwise agreed, if Verrica or its designee fails to file an action to abate such Infringement within [***] after a written request from Licensee to do so, or if Verrica discontinues the prosecution of any such action after filing without abating such Infringement, then if such Infringement has not otherwise been abated by Verrica or its designee, Licensee may enforce any Joint Patent against the relevant Infringement, at its own expense as it reasonably determines appropriate, provided that Verrica does not provide reasonable rationale for not doing so or continuing to do so (including a substantive concern regarding counter-claims by the infringing Third Party). The Party not bringing an action under this Section 10.3(b)(ii) will be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense and will cooperate fully with the Party bringing such action. Notwithstanding the foregoing, the Party bringing an action under this Section 10.3(b)(ii) shall discuss any such action with the other Party, and shall not take any substantive position in any such enforcement proceeding or take any action in such enforcement proceeding that would have the potential to adversely affect or limit the scope, validity, or enforceability of any claim in any of Verrica Patents, Licensee Patents, or Joint Patents.

(iii)Licensee Patents. As between the Parties, Licensee has the first right to bring and control any legal action to enforce any Licensee Patents against any Infringement inside and outside of the Territory, at its own expense as it reasonably determines appropriate, and Licensee shall consider in good faith the interests of Verrica in such enforcement of any such Patents. If Licensee or its designee fails to file an action to abate any Infringement inside or outside the Territory within [***] after a written request from Verrica to do so, or if Licensee discontinues the prosecution of any such action after filing without abating such Infringement, then Verrica may enforce any Licensee Patents against the relevant Infringement inside or outside of the Territory, as applicable, at its own expense as it reasonably determines appropriate, provided Licensee does not provide reasonable rationale for not doing so (including a substantive concern regarding counter-claims by the infringing Third Party).

(iv)Verrica Patents in the Verrica Territory. Verrica has the sole right to bring and control any legal action to enforce any Verrica Patents in the Verrica Territory, at its own expense as it reasonably determines appropriate, and Licensee shall not have the right

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to enforce any such Verrica Patent in the Verrica Territory without the prior written consent of Verrica.

(c)Cooperation. If a Party brings an infringement action in accordance with this Section 10.3 (such Party, the “Enforcing Party”), the other Party shall cooperate fully, including, if required to bring such action, furnishing a power of attorney or being named as a party to such infringement action. The Enforcing Party shall not enter into any settlement or compromise of any action under this Section 10.3: (i) in a manner that would diminish the rights or interests of the other Party without the written consent of such other Party, not be unreasonably withheld, conditioned, or delayed; or (ii) that would impose any cost or liability on the other Party, or admit the invalidity or unenforceability of any Patent Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.

(d)Recovery. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to Section 10.3(b), whether by way of settlement or otherwise, will be first used to reimburse the Enforcing Party for its documented, out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding, and then to reimburse the other Party for its documented, out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding (to the extent not previously reimbursed by the Enforcing Party), and any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties, will be:

(i)in case of Verrica Patents in the Territory, retained by Licensee but such recovery will be treated as Net Sales and subject to payments to Verrica in accordance with Article 8;

(ii)in case of Joint Patents, evenly shared by the Parties;

(iii)in case of Licensee Patents in the Territory, retained fully by Licensee; and

(iv)in case of Licensee Patents in the Verrica Territory, retained fully by Verrica.

10.4Infringement of Third-Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that manufacture, use or sale of Product infringes or may infringe the intellectual property rights of such Third Party. Except as otherwise provided in Article 12, (a) Verrica has the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Verrica’s activities at its own expense and by counsel of its own choice, and Licensee may, at its own expense, be represented in any such action by counsel of its own choice if such intellectual property rights pertain to the Territory and (b) Licensee has the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Licensee’s activities at its own expense and by counsel of its own choice, and Verrica may, at its own expense, be represented in any such action by counsel of its own choice.

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Except as otherwise provided in Article 12, neither Party may settle any patent infringement litigation under this Section 10.4 in a manner that diminishes the rights or interests of the other Party without the written consent of such other Party (which shall not be unreasonably withheld, conditioned, or delayed).

10.5Patent Marking. Licensee shall mark (or cause to be marked) Product marketed and sold hereunder with appropriate Verrica Patent and Joint Patent numbers or indicia to the extent required by Applicable Laws.

10.6Trademarks.

(a)Product Marks. Licensee may brand Products in the Territory using trademarks, logos, and trade names it determines appropriate for the Products (the “Product Marks”). Licensee shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary, at Licensee’s cost and expense. Licensee shall consult with Verrica and consider Verrica’s comments in good faith in the selection and design of the Product Marks.

(b)Licensed Marks. As between the Parties, Verrica owns and retains all right, title, and interest in and to all trademarks associated with any trademarks Controlled by Verrica that are associated solely with Products (each, a “Licensed Mark”). Verrica shall register and maintain all Licensed Marks at Verrica’s cost and expense, and all goodwill in any such Licensed Mark shall accrue to Verrica. Verrica hereby grants Licensee an exclusive (even as to Verrica), fully paid-up, royalty-free, sublicensable license to use the Licensed Marks to practice the License in accordance with this Agreement. Licensee shall, and shall ensure that its Affiliates and its and their respective sublicensees, use the Licensed Marks solely in connection with the practice of the License in accordance with this Agreement.

(c)Ownership Transfer. Licensee may request in writing a transfer of ownership of a Licensed Mark in the Territory. Verrica shall review such request in good faith, and within [***] of receipt of Licensee’s request to transfer ownership of such Licensed Mark, Verrica may, at its sole discretion, approve such request and submit to Licensee a written invoice for all past preparation, filing, prosecution, and maintenance costs incurred by Verrica with respect to such approved Licensed Mark after the Effective Date in the Territory. Licensee shall pay the invoiced amount to Verrica within [***] of receipt of such invoice. Upon full payment of the invoiced amount pursuant to this Section 10.6(c), Verrica shall and hereby does transfer and assign all its right, title, and interest in and to such Licensed Mark in the Territory to Licensee.

(d)Senyo Shiyoken. Promptly following the Effective Date or registration of any Licensed Mark in the Territory, Verrica will reasonably support Licensee in obtaining registration under the name of Licensee in the Territory of the exclusive license granted to Licensee under this Agreement to commercialize the Product in the Field in the Territory as a “Senyo Shiyoken” in accordance with Article 30 of the Japanese Trademark Act.

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(e)Trademark Prosecution.

(i)Product Marks. Licensee shall control the prosecution of, and use Commercially Reasonable Efforts to maintain, the Product Mark at its expense.

(ii)Licensed Marks. Verrica shall control the prosecution and maintenance of any Licensed Marks in the Territory, at Verrica’s discretion and expense. If Verrica wishes to abandon the Licensed Marks in the Territory, then, prior to abandonment, Verrica shall notify in writing Licensee at least [***] in advance of any statutory bar or other deadline that would result in loss of such Licensed Mark. Following such notification, Licensee may, at its option, notify Verrica in writing that it is electing to undertake the filing, prosecution, defense and maintenance of such to-be-abandoned Licensed Mark, unless the maintenance of such Licensed Mark would be inconsistent with Applicable Laws or otherwise detrimental to the activities of Verrica in the Verrica Territory. If Licensee elects to undertake the filing, prosecution, defense and maintenance of the Licensed Mark by providing written notice thereof to Verrica, then Licensee shall control the prosecution and maintenance of the Licensed Mark at Licensee’s expense.

(f)Trademark Enforcement.

(i)Notices. Each Party shall promptly notify the other Party in writing upon becoming aware of any infringement of the Product Trademark or Licensed Mark in the Territory.

(ii)Product Marks. Licensee shall control the enforcement of the Product Mark in the Territory at its expense.

(iii)Licensed Marks. Verrica shall control the enforcement of the Licensed Mark in the Territory at its expense. Verrica shall provide information about its intention with respect to any actual or threatened Licensed Mark within [***] after it first learns of such actual or alleged infringement. Licensee shall have the right to enforce such Licensed Mark at its own expenses in the event that Verrica does not initiate an enforcement action within [***] after it first learns of such infringement.

(iv)Proceeds. Any proceeds after reimbursement of each Party’s expenses shall be received by Licensee; provided, however, that such proceeds shall be deemed to be Net Sales and subject to royalty payments to Verrica in accordance with Article 8.

(g)Corporate Marks. Notwithstanding anything to the contrary, to the extent required by Applicable Law, (i) Licensee may include Verrica’s name and corporate logo on the Product label, packaging, promotional/marketing materials to indicate that the Product is in-licensed from Verrica, and shall display Verrica’s name and corporate logo with equal prominence and comparable size, resolution, print quality, and location, as instructed by Verrica from time to time, as Licensee’s name and corporate logo is displayed, and (ii) Verrica hereby grants to Licensee a non-exclusive, fully paid-up, royalty free, sublicensable license to use Verrica’s name

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and corporate logo for the commercialization of the Product in the Territory to the extent consistent with this Section 10.6(g).

10.7Third-Party Rights. If at any time during the Term, either Party identifies any Patent or Know-How Controlled by a Third Party in the Territory that may be necessary or useful in connection with the development or commercialization of a Product (such right, a “Third-Party Right”), then, such Party shall promptly notify the other Party in writing and the Parties shall promptly meet to discuss the Third-Party Right and the appropriate course of action with respect thereto. As between the Parties, Verrica has the first right, but not the obligation, to negotiate and obtain a license or other rights from such Third Party to such Third-Party Right as necessary or desirable for Verrica or its Affiliates or its or their licensees (including Licensee). If Verrica negotiates and obtains any such license to any such Third-Party Right from a Third Party (any such agreement, a “Third-Party Agreement”), then (a) Verrica shall use reasonable efforts to secure the right to sublicense such Third-Party Right to Licensee in the Field in the Territory to the extent of the License and (b) to the extent that Verrica so obtains such right, it shall promptly notify Licensee in writing and disclose to Licensee the financial terms under such Third-Party Agreement for the Third-Party Right in the Field in the Territory (the “Allocable Cost”). Licensee may, within [***] following its receipt of notice from Verrica, elect whether it wishes to include such Third-Party Rights within the scope of the License. If Licensee notifies Verrica of its desire to so include such Third-Party Right, then such Third-Party Right will be included in the License and the Allocable Cost will be borne [***] by Verrica and [***] by Licensee. On a Calendar Quarterly basis, Verrica shall invoice Licensee an amount equal to [***] of the Allocable Cost and Licensee shall pay all undisputed amounts in such invoice no later than [***] after receipt of the invoice. If Licensee disputes one or more items in an invoice, Licensee shall promptly notify Verrica in writing and describe in reasonable detail the items being disputed and the basis therefor. Verrica shall promptly respond to Licensee and the Parties shall use good faith efforts to promptly resolve the dispute. Licensee shall pay any owed amounts within [***] after resolution of the dispute. If Licensee notifies Verrica that it does not wish to include such Third-Party Right(s) within the scope of the License or fails to so notify Verrica within such [***] period, then such Third-Party Rights shall not be deemed “Controlled” by Verrica for the purpose of this Agreement and shall not be included in the License granted by Verrica to Licensee under this Agreement. If Verrica does not exercise its first right to negotiate and obtain a license or other rights from such Third Party to such Third-Party Right within [***] after the discussion between the Parties or Verrica fails to secure the right to sublicense such Third-Party Right to Licensee in the Field in the Territory to the extent of the License, Licensee may negotiate and obtain a license or other rights from such Third Party to such Third-Party Right in the Field in the Territory and may deduct [***] of the royalties (including upfront payments, milestone payments and other types of consideration of the license to use such Third-Party Right) actually paid by Licensee or such Affiliate or Sublicensee (as applicable) for such Third-Party Right from Transfer Price payable by Licensee to Verrica in accordance with Section 8.6(a).

10.8Common Interest. All information exchanged between the Parties regarding the prosecution and maintenance, defense, and enforcement, of any Patents under this Article 10 will be deemed Confidential Information of the disclosing Party. In addition, the Parties acknowledge

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and agree that, with regard to such prosecution and maintenance, defense, and enforcement of the Patents under this Article 10, the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patents under this Article 10, including privilege under the common interest doctrine and similar or related doctrines.

11.	Representations and Warranties

11.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2Verrica Representations and Warranties. Verrica hereby represents and warrants to Licensee, as of the Effective Date, that:

(a)Verrica is the sole and exclusive owner of, or otherwise Controls, the Verrica Technology existing as of the Effective Date;

(b)Exhibit 11.2(b) attached hereto contains a true and complete list of the existing Verrica Patents in the Territory as of the Effective Date (the “Existing Patents”), but, for clarity, Exhibit 11.2(b) does not include any patent application that has been abandoned, finally rejected or expired and to the extent that any of the Verrica Patents listed on Exhibit 11.2(b) are pending patent applications as of the Effective Date, those applications are being diligently prosecuted at the relevant patent offices;

(c)Verrica has sufficient legal or beneficial title of, and rights under the Verrica Technology to grant to Licensee the License as set forth in this Agreement, and Verrica has not granted to any Third Party or Affiliate any license or other right with respect to Product in the Field in the Territory, that has not been terminated or waived or that would otherwise conflict with the rights granted to Licensee under this Agreement;

(d)for each Existing Patent owned by Verrica, Verrica owns all right, title and interests in such Existing Patent, and to Verrica’s Knowledge, each issued patent included in the Existing Patents is not invalid and is not unenforceable, and to Verrica’s Knowledge there are no threatened claims or litigation seeking to invalidate or otherwise challenge the enforceability of the claims of the issued patents within the Existing Patents;

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(e)Exhibit 11.2(e) sets forth a complete and accurate list of each agreement pursuant to which Verrica Technology is licensed to Verrica or its Affiliates from a Third Party as of the Effective Date. Verrica has provided Licensee with true and correct copies of each such agreement, Verrica has obtained all necessary consents and fulfilled all necessary conditions, if any, to sublicense to Licensee such Verrica Technology, and Verrica and its Affiliates have been in compliance with their obligations under each such agreement in all material respects;

(f)all Verrica Technology is free and clear of liens, charges or encumbrances other than licenses granted to or by Third Parties that are not inconsistent with the right and licenses granted to Licensee hereunder;

(g)the Verrica Technology includes all Patents in the Territory that are owned by or licensed to Verrica or its Affiliates that Cover the Product;

(h)to Verrica’s Knowledge, no Third Party has threatened, claimed or is claiming that the manufacture, use, sale, offer for sale or import of Product in the Field in the Territory infringed or misappropriated the intellectual property rights of such Third Party;

(i)to Verrica’s Knowledge, the use, development, manufacture, or commercialization by Verrica or Licensee or their respective Affiliates of Product in its current form (a) does not or will not infringe any issued Patent of any Third Party and (b) will not infringe the claims of any published Third Party application when and if such claims were to issue in their current form;

(j)Verrica has disclosed or made available to Licensee all material information in its or its Affiliates’ possession and Control relating to the development, manufacture, use and commercialization of the Product as conducted prior to the Effective Date, including complete and correct copies of the following (i) adverse event reports; (ii) clinical study reports and material study data; and (iii) FDA inspection reports, notices of adverse finding, warning letters, Regulatory Approval filings and other submissions and any other material communication with Regulatory Authorities;

(k)Verrica has complied in all material respects with all Applicable Laws applicable to the prosecution and maintenance of the Verrica Patents, including any duties of candor to applicable patent offices in connection therewith, and has prepared, maintained and retained records of the material activities conducted by it and its Affiliates in furtherance of the development of Compound and Product and the data resulting therefrom in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws;

(l)Verrica is not a Party to any legal action, suit or proceeding relating to the Product or the Verrica Technology;

(m)to Verrica’s Knowledge, no Third Party is infringing or misappropriating the Verrica Technology;

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(n)neither Verrica nor any of its Affiliates is or has been debarred or suspended under 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or is the subject of a conviction described in such section or any foreign equivalent thereof;

(o)there are no legal claims, judgments or settlements against or owed by Verrica or any of its Affiliates, or pending or, to Verrica’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

(p)to Verrica’s Knowledge, there is no fact or circumstance that would reasonably be expected to have a material adverse effect on the acceptance or subsequent Regulatory Approval for the Product; and

(q)to Verrica’s Knowledge, there are no, and there have been no, material safety issues relating to Product.

11.3Licensee Representations and Warranties. Licensee represents and warrants to Verrica, as of the Effective Date, that:

(a)Except [***], there are no legal claims, judgments or settlements against or owed by Licensee or any of its Affiliates, or pending or, to Licensee’s Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations concerning Licensee’s or any of its Affiliate’s pharmaceutical business in the Territory;

(b)to Licensee’s Knowledge, (i) there are no legal claims, judgments or settlements against or owed by Licensee or any of its Affiliates, or (ii) pending or threatened, legal claims or litigation that, in both cases (i) and (ii), Licensee reasonably anticipates would have a material adverse effect on Licensee’s ability to perform its obligations under this Agreement;

(c)neither Licensee nor any of its Affiliates have been debarred or suspended under 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or is the subject of a conviction described in such section or any foreign equivalent thereof;

(d)Licensee has sufficient financial resources or capabilities to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business; and

(e)Licensee has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to development, manufacturing, commercialization, and obtaining Regulatory Approvals for Products in the Field and in the Territory.

11.4Mutual Covenants. In addition to any covenants made by it elsewhere in this Agreement, each Party hereby covenants to the other Party that:

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(a)if such Party becomes aware that it or any of its Affiliates or Sublicensees has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual Knowledge, is threatened, relating to such debarment, suspension or conviction, such Party will immediately notify the other Party in writing, and the Parties shall immediately meet and discuss in good faith any actions that could be taken that would be reasonably likely to substantially mitigate or avoid material harm to the Product, provided that, if following such discussions, the non-offending Party reasonably believes that material harm to the Product cannot be reasonably avoided through the implementation of any mitigating action, then such non-offending Party may terminate this Agreement immediately upon written notice to the other Party;

(b)if such Party becomes aware that any Person that is performing activities hereunder on its behalf has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual Knowledge, is threatened, relating to such debarment, suspension or conviction, such Party will immediately notify the other Party in writing and such Party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to Product;

(c)neither such Party nor any of its Affiliates will, in connection with the exercise of such Party’s rights or performance of its obligations under this Agreement, directly or indirectly through Affiliates or Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including such Party and its Affiliates, nor will such Party or any of its Affiliates directly or indirectly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person, in each case, in connection with the exercise of such Party’s rights or performance of such Party’s obligations under this Agreement;

(d)neither such Party nor any of its Affiliates (or any of their respective employees and contractors), in connection with the exercise of such Party’s rights or performance of such Party’s obligations under this Agreement, shall cause the other Party to be in violation of Anti-Corruption Laws or Export Control Laws; and

(e)such Party shall immediately notify the other Party if such Party has any information or suspicion that there may be a violation of Anti-Corruption Laws or Export Control Laws in connection with the exercise of such Party’s rights or performance of such Party’s obligations under this Agreement.

11.5Performance by Affiliates, Sublicensees and Third-Party Contractors. Each Party may perform some or all of its obligations or exercise some or all of its rights under this Agreement through one or more Affiliates, Third Party contractors, or, in the case of Licensee and

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subject to Section 2.3, Sublicensees and Distributors; provided, in each case, that (a) none of the other Party’s rights hereunder are diminished or otherwise adversely affected as a result of such delegation or contracting, and (b) each such Affiliate, Third Party contractor, and, in the case of Licensee, Sublicensee, and Distributor, undertakes in writing obligations of confidentiality and non-use regarding Confidential Information which are at least as stringent as those undertaken by the Parties pursuant to Article 9; and provided, further, that, to the extent applicable, each such Third Party contractor of Licensee agrees in writing to assign to Licensee any and all Inventions generated or made by such contractor in the course of performing the contracted activities, so that Licensee can comply with its obligations under this Agreement and grant the licenses to Verrica that Licensee is purporting to grant hereunder. Each Party is responsible for the performance and payment of its Affiliates, Third Party contractors and, in the case of Licensee, Sublicensees and Distributors.

11.6Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY VERRICA AND LICENSEE HEREUNDER ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

12.	Indemnification; Insurance; Liability Limitations

12.1By Licensee. Licensee shall and hereby does save, defend and hold Verrica and its Affiliates and their respective directors, officers, employees and agents (each, a “Verrica Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any Verrica Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the practice by Licensee or any of its Affiliates or Sublicensees of the License; (b) the research, development, manufacture, use, marketing, promotion, distribution, handling, storage, sale or other disposition of Product by or on behalf of Licensee or any of its Affiliates or Sublicensees; (c) the breach by Licensee of any provision of this Agreement; or (d) the negligence or willful misconduct of any Licensee Indemnitee; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Verrica Indemnitee or the breach by Verrica of any provision of this Agreement.

12.2By Verrica. Verrica shall and hereby does save, defend and hold Licensee and its Affiliates and their respective directors, officers, employees and agents (each, an “Licensee Indemnitee”) harmless from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the practice by Verrica or any

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of its Affiliates or sublicensees of the Grant-Back License; (b) the breach by Verrica of any provision of this Agreement; (c) the negligence or willful misconduct of any Verrica Indemnitee; or (d) the research, development, manufacture, use, marketing, promotion, distribution, handling, storage, sale or other disposition of Product by or on behalf of Verrica or its Affiliate or licensee; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Licensee Indemnitee or the breach by Licensee of any provision of this Agreement.

12.3Procedure. If a Party (the “Indemnified Party”) seeks indemnification under Section 12.1 or 12.2, the Indemnified Party shall: (a) inform the other Party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice); (b) permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnified Party; and (c) cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. If the Indemnifying Party does not assume control of such defense within [***] after receiving notice of the claim from the Indemnified Party, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all costs, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within [***] after receipt of any invoice therefor from the Indemnified Party. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.

12.4Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with industry standards during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

12.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5

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IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER ARTICLE 9, OR (C) DAMAGES AVAILABLE FOR ANY BREACH OF SECTION 2.6 OR SECTION 2.7.

13.	Term and Termination

13.1Term. The term of this Agreement (the “Term”) commences on the Effective Date and, unless earlier terminated pursuant to Section 11.4(a) or this Article 13, continues on a Product-by-Product basis until the expiration of the Transfer Price Payment Term for such Product.

13.2Termination by Licensee. Licensee may terminate this Agreement in its entirety upon (a) [***] prior written notice to Verrica at any time prior to the First Commercial Sale of any Product and (b) [***] prior written notice to Verrica at any time after the First Commercial Sale of any Product.

13.3Termination for Material Breach. Either Party may terminate this Agreement upon written notice to the other Party if the other Party materially breaches this Agreement and fails to cure such breach within [***] after notice requesting cure of such breach. If the allegedly breaching Party in good faith disputes such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the Parties shall address the matter under the dispute resolution provisions in Article 14, and the termination will not become effective unless and until it has been determined under Article 14 that the allegedly breaching Party is in material breach of this Agreement. During the pendency of any such dispute, all terms and conditions of this Agreement remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

13.4Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Verrica may terminate this Agreement upon written notice to Licensee if Licensee, its Affiliates, or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Verrica Patents in a court or other governmental agency of competent jurisdiction, including a reexamination or opposition proceeding.

13.5Termination for Insolvency. Either Party may terminate this Agreement upon delivery of written notice to the other Party if (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

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13.6Effect of Expiration or Termination.

(a)Expiration. Upon expiration (but not earlier termination) of this Agreement pursuant to Section 13.1 for a Product (i) the License with respect to such Product will automatically become non-exclusive, fully paid, royalty-free, irrevocable, and perpetual; (ii) the Grant-Back License with respect to such Product will remain in full force and effect on a non-exclusive, fully-paid, royalty-free, irrevocable and perpetual basis; and (iii) all other rights and obligations of the Parties under this Agreement with respect to such Product shall terminate, except as provided elsewhere in this Section 13.6 or in Section 13.7.

(b)Termination. In the event of termination of this Agreement for any reason, the following provisions shall apply:

(i)The License will automatically terminate and revert to Verrica;

(ii)The Grant-Back License will automatically become worldwide, subject to royalties set forth in Section 13.6(c), if applicable;

(iii)As promptly as practicable, Licensee shall: (A) to the extent not previously provided to Verrica, deliver to Verrica true, correct and complete copies of all Product Filings in the Field in the Territory (in each case, whether held in the name of Licensee, its Affiliate or a Sublicensee), and disclose to Verrica all previously undisclosed Know-How for which Licensee has or had disclosure obligations under this Agreement; (B) transfer or assign, or cause to be transferred or assigned, to Verrica or its designee (or to the extent not so assignable, take all reasonable actions to make available to Verrica or its designee) the benefits of all Product Filings in the Field in the Territory (in each case, whether held in the name of Licensee, its Affiliate or a Sublicensee); and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 13.6(b)(iii) to Verrica;

(iv)Licensee shall, as elected by Verrica, either promptly wind-down any ongoing development or commercialization activities with respect to Product in the Field in the Territory in an orderly fashion or promptly transition such activities to Verrica or its designee; in each case, with due regard for patient safety and in compliance with all Applicable Laws and international guidelines. In addition, Licensee shall, at Verrica’s request, assign to Verrica or its designee those clinical trial agreements and/or commercial agreements with respect to Product identified by Verrica in its request (or to the extent not so assignable, take all reasonable actions to make available to Verrica or its designee the benefits of such agreements);

(v)Licensee shall, and hereby does, effective on such termination, assign to Verrica all of Licensee’s and its Affiliates’ right, title and interest in and to the Product Marks and any Licensed Marks assigned to Licensee pursuant to Section 10.6(c), including in each case all goodwill therein, and Licensee shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment; and

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(vi)Verrica may purchase from Licensee any or all usable inventory of Product in Licensee’s or its Affiliates’ possession as of the date of termination at a supply price equal to Licensee’s cost of such inventory. Any packaging, transport, insurance and other costs relating to delivery shall be at Verrica’s expense.

(c)Termination Costs.

(i)If this Agreement is terminated by Verrica pursuant to Section 11.4(a), 13.3, or 13.4 or by Licensee pursuant to Section 13.2 prior to completion of the Phase 3 Clinical Trial of the Product in the Field in the Territory by or on behalf of Licensee, then (1) the Grant-Back License will continue to be fully paid-up and royalty free and (2) the transfer of rights from Licensee to Verrica described in Section 13.6(b)(iii)–13.6(b)(v) will be at Licensee’s sole cost and expense.

(ii)If this Agreement is terminated by Licensee pursuant to Section 13.2 after completion of the Phase 3 Clinical Trial of the Product in the Field in the Territory by or on behalf of Licensee, (1) the Grant-Back License will no longer be a royalty free and fully paid up license and Verrica shall pay Licensee a royalty at the rate of [***].

(iii)If this Agreement is terminated by Verrica pursuant to Section 13.5 or by Licensee pursuant to Section 11.4(a), 13.3 or 13.5, then [***].

13.7Accrued Obligations; Survival. Neither expiration nor termination of this Agreement relieves either Party of any obligation or liability accruing prior to such expiration or termination, nor does expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. Without limiting the foregoing, the following provisions of this Agreement will survive the expiration or termination of this Agreement: Article 1 (Definitions), Section 2.2 (Effectiveness of Manufacturing License) (solely with respect to the Manufacturing License after expiration of the Transfer Price Payment Term), Section 2.7 (Non-Compete), Section 2.8 (Grant-Back Licenses to Verrica), Section 4.9 (Records), Section 7.9 (Technology Transfer after the Transfer Price Payment Term), Sections 8.4 (Transfer Price Payments), 8.5 (Royalty in Lieu of Transfer Price), 8.7 (Exchange Rate; Manner and Place of Payment), 8.8 (Late Payments), 8.9 (Audits), and 8.10 (Taxes; Cooperation) (each solely to the extent pertaining to amounts becoming due or to sales made during the Term), Article 9 (Confidentiality), Section 10.1(a) (Inventions), Sections 10.2(b) (Joint Patents), 10.2(d) (Cooperation of the Parties), 10.3(a) (Notice; Procedures), 10.3(b)(ii) (Joint Patents), 10.3(c) (Cooperation), 10.3(d) (Recovery) (each solely with respect to Joint Patents), Section 11.6 (Disclaimer), Article 12 (Indemnification; Insurance; Liability Limitations), Section 13.1 (Term), Section 13.6 (Effect of Expiration or Termination), this Section 13.7 (Accrued Obligations; Survival), Article 14 (Dispute Resolution) and Article 15 (Miscellaneous).

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14.	Dispute Resolution

14.1Disputes. Except as provided in Sections 3.2, 3.4 and 14.4, upon the written request of either Party to the other Party, either Party may refer any claim, dispute, or controversy or claim arising out of or related to this Agreement (a “Dispute”) to the Senior Executive of Verrica and the Senior Executive of Licensee for resolution. If the Senior Executives are unable to resolve such matter within [***] after the initial written request, then, upon the written demand of either Party, the Parties shall resolve such matter by binding arbitration, as provided in Section 14.2. Any disputes about the propriety of commencing arbitration or the scope or applicability of the agreement to arbitrate shall be finally settled by the arbitral tribunal.

14.2Arbitration.

(a)Any Dispute shall be resolved by final and binding arbitration under the rules of the International Chamber of Commerce as then in effect (the “Rules”), except as they be modified herein or by mutual agreement of the Parties.

(b)The arbitration shall be conducted by one or three arbitrator(s) appointed in accordance with the Rules; provided that: (i) such arbitrator(s) is not a current or former employees or directors, or current stockholders, of either Party, any of their respective Affiliates or any Sublicensee; and (ii) each arbitrator(s) has experience and familiarity with commercial licensing practices in the pharmaceutical and biotechnology industries. The seat, or legal place, of arbitration shall be New York, New York, USA, and all proceedings and communications shall be in the English language.

(c)The arbitral tribunal shall permit discovery (including both the production of documents and deposition testimony) as reasonably necessary for an understanding of any legitimate issue raised in the arbitration, while also taking into account the desirability of making discovery efficient and cost-effective, and, in addition to the authority conferred upon the arbitral tribunal by such Rules, the arbitral tribunal shall have the authority to order production of documents in accordance with the IBA Rules on the Taking of Evidence in International Arbitration as current on the commencement of the arbitration.

(d)The arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including conservatory relief and injunctive relief, provided that the arbitral tribunal’s authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 12.5, except to the extent the substantive laws of the State of New York, USA, do not permit such limitation. The award shall be rendered within [***] of the appointment of the arbitral tribunal unless the Parties jointly request an extension, or the arbitral tribunal determines, in a reasoned decision that the interest of justice or the complexity of the case requires that such limit be extended.

(e)The arbitration award shall be final and binding on the Parties, and the Parties undertake to carry out the award without delay. Judgment upon the award may be entered in any court of competent jurisdiction.

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(f)During the pendency of the arbitration, each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitration and the arbitral tribunal shall fix costs in the arbitral award in accordance with the Rules.

14.3Confidentiality of Arbitration. The existence and content of the arbitral proceedings and any rulings or awards shall be kept confidential by the Parties and the arbitral tribunal except (a) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (b) with the consent of all Parties, (c) where needed for the preparation or presentation of a claim or defense in this arbitration, (d) where such information is already in the public domain other than as a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a Party.

14.4Injunctive Relief; Court Actions. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim injunctive or other interim relief in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to Section 14.2.

14.5Baseball Arbitration. If the Parties fail to agree on any matter described in Section 3.2, Section 8.5, or Section 13.6(c)(iii), and, in any such case, a Party submits such failure to baseball arbitration for final resolution, then relevant failure to agree shall be resolved in accordance with this Section 14.5. Within [***] following a Party’s receipt of any baseball arbitration notice from the other Party, the Parties shall meet and attempt to agree on an independent Third Party expert with at least [***] of experience in the licensing of biopharmaceutical compounds or products. If the Parties cannot agree on such expert within such time period, then each Party may nominate one independent expert within [***] after such [***] period and the two experts so selected shall nominate the final independent expert within [***] of their nomination. Within [***] of her or their appointment, the expert(s) shall set a date for the arbitration, which date shall be scheduled as soon as possible and is intended to be scheduled no more than [***] after the date the arbitration is demanded. At least [***] prior to the arbitration, each Party shall provide the expert with a complete, written proposal of a proposal of (a) if the matter is referred pursuant to Section 3.2, whether the decision proposed by Licensee’s Senior Executive (i) would be reasonably expected to create an unnecessary risk to patient safety; or (ii) would reasonably be expected to have a material adverse effect on the development, registration, manufacturing or commercialization of Product in the Verrica Territory or outside of the Field in the Territory, (b) if the matter is referred pursuant to Section 8.5, the royalty payments that would be payable to Verrica in lieu of the Transfer Price payment, or (c) if the matter is referred pursuant

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to Section 13.6(c)(iii), the commercially reasonable terms for the continued practice of the Grant-Back License following termination of this Agreement, in each case of (a)–(c) along with any documentary or other evidence it wishes to provide in support for such proposal. After receiving both Parties’ proposals, the expert(s) will have the right to meet with the Parties as necessary to inform the expert’s determination and to perform independent research and analysis. The expert(s) will be instructed to select one of the Party’s proposals without modification within [***] following the receipt of both proposals. The expert(s) will deliver her/their decision regarding the disputed matter in writing, which decision will be made in accordance with the standard for resolution of such matter set forth in this Agreement and will be binding and conclusive upon both Parties. The Party whose proposal is not selected by the experts is responsible for the fees of the experts and the costs and expenses of the baseball arbitration. The provisions of Section 14.3 and Section 14.4 apply to any baseball arbitration proceedings commenced under this Section 14.5 mutatis mutandis.

15.	Miscellaneous

15.1Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement to Licensee or Verrica are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and other similar foreign laws, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code or other similar foreign laws. The Parties shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code (or any comparable provision of the laws applicable to bankruptcies or insolvencies), and other similar foreign laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the nondebtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property and the same, which, if not already in the nondebtor Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the nondebtor Party’s written request therefor, unless the debtor Party continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the debtor Party upon written request therefor by the nondebtor Party.

15.2Governing Law. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to any conflicts of law provisions thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

15.3Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained

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herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized representative of each Party.

15.4Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) shall not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party unless required by Applicable Law.

15.5Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized representative of such Party.

15.6Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) to an Affiliate of such Party, provided that the assigning Party shall remain liable and responsible to the nonassigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate, and (b) in connection with the transfer or sale of all or substantially all of the assets of such Party to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring Party by operation of law (e.g., in the context of a reverse triangular merger)). The rights and obligations of the Parties under this Agreement are binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 15.6. Any assignment not in accordance with this Agreement is void.

15.7No Third-Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Party other than those executing it.

15.8Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

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15.9Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by a reputable courier service or electronic mail confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon: (a) if delivered in person or by reputable courier, the date of actual receipt; (b) if delivered by mail, seven (7) days after the mailing; or (c) if sent by electronic mail, upon electronic confirmation of receipt.

If to Verrica:	Verrica Pharmaceuticals Inc. 10 North High Street Suite 200 West Chester, Pennsylvania 19380 United States of America Attention: Chief Legal Officer Email: [***]
With a copy to:	Verrica Pharmaceuticals Inc. 10 North High Street Suite 200 West Chester, Pennsylvania 19380 United States of America Attention: Chief Medical Officer Email: [***]
With a further copy to:	Cooley LLP 500 Boylston Street Boston, Massachusetts 02116-3736 United States of America Attention: [***] Email: [***]
If to Licensee:	Torii Pharmaceutical Co., Ltd. Torii Nihonbashi Bldg., 4-1, Nihonbashi-Honcho 3-chome, Chuo-ku, Tokyo 103-8439, Japan Attention: Vice President, Business Development Dept.

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With a copy to:	Jones Day The Okura Prestige Tower, 10-4, Toranomon 2-chome, Minato-ku, Tokyo 105-0001, Japan Attention: [***] Email: [***]

15.10Force Majeure. Each Party shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued only for so long as (a) the condition constituting force majeure continues and (b) the nonperforming Party takes all reasonable efforts to remove the condition. For purposes of this Agreement, force majeure includes conditions beyond the reasonable control of the applicable Party, which may include an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, action or inaction of any Governmental Authority, and failure of plant or machinery. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than [***], then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

15.11Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement means calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

15.12Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein encompasses references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” are deemed followed by the phrase “without limitation”, (c) any definition of or reference to any agreement, instrument or other document herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified

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(subject to any restrictions on such amendments, supplements or modifications set forth herein), (d) any reference herein to any person includes the person’s successors and assigns, (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (f) all references herein to Sections or Exhibits refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, and (g) the word “or” is disjunctive but not necessarily exclusive.

15.13Counterparts. This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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In Witness Whereof, the Parties hereto have duly executed this Collaboration and License Agreement as of the Effective Date.

Torii Pharmaceutical Co., Ltd.		Verrica Pharmaceuticals Inc.

By:	/s/ Goichi Matsuda	By:	/s/ Ted White

Name:	Goichi Matsuda	Name:	Ted White

Title:	Representative Director, President and Chief Executive Officer	Title:	President and Chief Executive Officer

[Signature Page]

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Exhibit 1.46

Development Plan

[***]

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Exhibit 7.2

Supply Agreement Terms

Terms and descriptions outlined below, together with any terms contained or described in the Agreement, will serve as the basis for a definitive Supply Agreement between the Parties.

Product Supplied

Product packaged but unlabeled (except for certain labels on the Applicator) form.

Current form of Product is:

[***]

Verrica will not be required to supply Torii with Product in any form or presentation other than as set forth above, unless otherwise agreed in writing pursuant to Section 7.1 or Section 7.5 of the License Agreement.

Supply Obligation

Prices as set forth in the License Agreement or as otherwise agreed to by the Parties in writing.

Torii will have the right to assume manufacturing responsibilities in accordance with Section 2.2 of the License Agreement.

Supply Working Group

The Parties will establish a working group under the supervision of the JSC to coordinate the Parties’ day-to-day activities in connection with the supply of Product under the Supply Agreement (the “Supply Working Group”). The Supply Working Group will constitute two (2) members from each Party, and shall meet at a frequency to be agreed in the Supply Agreement (in addition to regular meetings, ad hoc meetings will be convened as necessary to resolve any matters that may arise hereunder). The Supply Working Group will make good faith efforts to make all decisions on matters before it by consensus; provided that, if the Supply Working Group fails to reach unanimous consent on a particular matter within [***] following such matter being brought forth for discussion, any member of the Supply Working Group may submit such matter to the JSC for further resolution pursuant to Section 3.2 of the License Agreement.

Forecasting

On a quarterly basis, Torii will provide a [***]; provided that, in order to ensure a stable supply of the Product, the Parties will discuss in good faith in case of an unexpected increase in demand for the Product in the Field in the Territory.

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Orders	Firm orders will be placed by Torii [***] prior to the requested release date by way of a written purchase order. Firm orders will have mutually agreed upon minimum lot size requirements.
Incoterms	Products will be supplied to Torii on the delivery terms to be agreed. Title to the Product shall transfer at delivery.
Delivery

Verrica will apportion any shortfall in production of a Product across worldwide demand for such Product, and each Party will bear its pro rata share of such shortfall based on the good faith, reasonably anticipated demand for such Product in the Territory as compared to the good faith, reasonably anticipated demand for such Product in the Verrica Territory. Should there be a delay in delivery of Product, this issue will be escalated immediately to the JSC to ensure prompt resolution and remediation.  In each event of late deliveries of Products by Verrica caused by late delivery of Product by Verrica’s suppliers (a “Supplier Delay”), Verrica will (x) pass through to Torii any amounts recovered by Verrica from its suppliers with respect to such failure to deliver and (y) to the extent such recovery is not sufficient to satisfy any damages suffered by Torii, reimburse Torii for any damages in excess thereof (subject to the CMO Failure Cap in the License Agreement, with the Supplier Delay being considered a “CMO Failure” for such purpose).

Remaining Shelf-life	All Products delivered for commercial use will have remaining shelf-life at the time of delivery as set forth in the Supply Agreement.
Shortages

If a Party believes that there is a reasonable risk of shortage of the Product for clinical or commercial use in the Territory, then such Party will provide written notice to the other Party and the Parties will discuss in good faith potential remedies or shortage mitigation strategies. Verrica will (a) promptly investigate the causes of such shortage and promptly report the result of such investigation to Torii, (b) use Commercially Reasonable Efforts to remedy such shortage, and (c) allocate available supply of the affected Product on a pro rata basis between Torii on one hand and Verrica and its other licensees on the other hand, in each case, based on the demand for such Product in the Territory as compared to demand for such Product in the Verrica Territory.

Documents	Verrica will provide Product-specific documents for the Product supplied (including a Certificate of Analysis for drug product and release documentation for finished packaged product).

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Specifications	Products will comply with specifications set forth in the quality agreement and the relevant provisions (including Sections 4.6 and 7.5) of the License Agreement.
Testing

Verrica will provide and manage all testing and retention programs (i.e. keeping samples of Products for future testing) required by the FDA (and will conduct all retesting), including stability testing. Torii may arrange additional testing and retention programs of the Product in accordance with PMDA requirements (provided that, any costs incurred by Verrica in conducting technology transfers to Torii or any CMO engaged by Torii in connection with such testing shall be borne by Torii).

Audit Right

To the extent permitted under the applicable CMO Agreement (which rights Verrica will use Commercially Reasonable Efforts to obtain), at any time during the Term, but no more than once per Calendar Year or at any time with reasonable cause, upon reasonable advance notice during regular business hours, Verrica will permit Torii to perform supplier audits at CMOs engaged by Verrica to manufacture the Product or any component thereof (including any testing or storage facilities).  Notwithstanding the foregoing, Verrica shall have the right to limit Torii’s performance of any supplier audit to coincide with Verrica’s audit of such supplier.

To the extent permitted under the applicable CMO Agreement (which rights Verrica will use Commercially Reasonable Efforts to obtain), Verrica will perform periodic supplier audits of all CMOs engaged to manufacture the Product or any component thereof for clinical or commercial use in the Field in the Territory in accordance with Verrica’s standard operating procedures and promptly provide a reasonably detailed report on the findings of such supplier audit to Torii.

Torii may perform a temporary supplier audit of the applicable CMOs engaged by Verrica to manufacture the Product or any component thereof for clinical or commercial use in the Field in the Territory in the event of a (a) critical issue, as determined by Torii in its reasonable discretion, or (b) material changes that are required on the Japanese-approved dossier for the Product in the Field in the Territory.

In addition, Torii will have the right, [***] during normal business hours and for a reasonable period of time not to exceed [***], to send representatives to audit Verrica’s books and records located in Verrica’s offices, for quality compliance purposes. In the event that Verrica manufactures the Products or any component thereof, the three preceding paragraphs apply to Verrica, in addition to this paragraph.

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Liability; Indemnification

The Parties’ rights and obligations with respect to indemnification will be governed by the provisions of the License Agreement. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, AND TO THE EXTENT THAT ANY PRODUCT IS MANUFACTURED BY A CMO OF VERRICA, VERRICA’S SOLE LIABILITY AND TORII’S SOLE REMEDY FOR THE FAILURE OF PRODUCT TO MEET THE SPECIFICATIONS OR THE MANUFACTURE AND RELEASE REQUIREMENTS AT THE TIME OF DELIVERY (a “CMO Specification Failure”) WILL BE (X) TO PASS THROUGH TO TORII ANY AMOUNTS RECOVERED BY VERRICA FROM ITS SUPPLIERS WITH RESPECT TO SUCH FAILURE TO MEET THE SPECIFICATIONS OR THE MANUFACTURE AND RELEASE REQUIREMENTS AND (Y) TO THE EXTENT SUCH RECOVERY IS NOT SUFFICIENT TO SATISFY ANY DAMAGES SUFFERED BY TORII, TO REIMBURSE TORII FOR ANY DAMAGES IN EXCESS THEREOF (SUBJECT TO THE CMO FAILURE CAP IN THE LICENSE AGREEMENT, WITH A CMO SPECIFICATION FAILURE BEING CONSIDERED A “CMO FAILURE” FOR SUCH PURPOSE). In the event that Product manufactured by a CMO of Verrica fails to meet the specifications or the manufacture and release requirements, Verrica shall pursue any remedy available to it under its agreement with such CMO and will pass-through to Torii any recoveries applicable to such failure.  Prior to entering into any new Third Party supply agreements for the supply of Product, Verrica will provide Torii with an opportunity to review and comment on the applicable provisions in such new agreement.

Official Inspection

If a Regulatory Authority in the Territory requests to conduct, or to have Torii conduct, an inspection or audit of the facilities of any CMO engaged by Verrica to manufacture the Product or any component thereof (including any testing or storage facilities) for clinical or commercial use in the Field in the Territory, then Torii will immediately notify Verrica of any such request, and Verrica will, and will cause the applicable CMO to, cooperate with Torii and the applicable Regulatory Authority in fulfilling such request. Following receipt of the Regulatory Authority’s observations of such an inspection or audit (a copy of which Torii will provide to Verrica as soon as reasonably possible), Verrica will, and will cause the applicable CMO to, consult with Torii and prepare the response to any such observations. Each Party will be responsible for its internal costs and expenses associated with such an inspection or audit and as between the Parties, Torii will bear (or reimburse Verrica for, no later than [***] after invoice therefor) the costs and expenses incurred by the applicable CMO to the extent such inspection or audit is specific to the Compound or Products for distribution in the Field in the Territory and Verrica will bear any other costs and expenses incurred by the applicable CMO. Nothing contained within this section will restrict either Party from making a timely report to a Regulatory Authority or take other action that it deems to be appropriate or required by Applicable Law.

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Representation, Warranties, and Covenants

The Supply Agreement will contain customary provisions with respect to mutual representation and warranties. Verrica will warrant that at the time of delivery, Product will conform to all specifications, GMP, Applicable Law, any requirements by the applicable Regulatory Authority for the Product in the Territory that are set forth in the Supply Agreement and/or corresponding quality agreement, and provisions set forth in the quality agreement.

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Exhibit 9.5(a)

Initial Press Releases

Tokyo, March 17, 2021

FOR IMMEDIATE RELEASE

Torii has entered into License Agreement with Verrica Pharmaceuticals to Develop & Commercialize VP-102 in Japan

Torii Pharmaceutical Co., Ltd. (Torii) (TSE:4551) announces that Torii has entered into a License Agreement with Verrica Pharmaceuticals Inc. (Verrica) (Nasdaq:VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, with respect to the exclusive development and commercialization of Verrica's skin disease treatment drug VP-102 for the treatment of molluscum contagiosum and common warts in Japan.

Based on the terms of the License Agreement, Torii will pay an upfront fee of US$11.5 million to Verrica for an exclusive license to develop and commercialize VP-102 in Japan. In addition, Torii has agreed to make milestone payments based on the progress of development and sales in Japan as well as tiered transfer price payments.

Torii expects VP-102 to be a new option for the treatment of molluscum contagiosum and common warts, which are often difficult to treat, and that it will contribute to improving the QOL of patients with such conditions in Japan.

The effects of the conclusion of the License Agreement on the business performance of Torii in this fiscal year are expected to be immaterial.

ABOUT VP-102

VP-102 is a topical treatment for molluscum contagiosum containing cantharidin as an active ingredient. Verrica has submitted a New Drug Application (NDA) for VP-102 for the treatment of molluscum contagiosum to the U.S. Food and Drug Administration (FDA) and has completed a Phase 2 clinical study of VP-102 for the treatment of common warts in the U.S.

Contact for Torii Pharmaceutical Co., Ltd.:

Corporate Planning Department

(Public Relations)

Torii Pharmaceutical Co., Ltd.

Tokyo: +81-3-3231-6814

E-mail:

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webmaster@torii.co.jp

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Verrica Pharmaceuticals Announces Exclusive Licensing Agreement With Torii Pharmaceutical Co., Ltd. To Develop and Commercialize VP-102 For Molluscum and Common Warts in Japan

- Torii to make upfront payment of $11.5 millionto Verrica in addition to other potential milestone payments of up to $58 million and, if marketed in Japan, tiered transfer price payments as a percentage of net sales -

WEST CHESTER, Pa., ***, 2021 (GLOBE NEWSWIRE) -- Verrica Pharmaceuticals Inc. (Verrica) (NASDAQ: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, announced today that it has entered into a License Agreement with Torii Pharmaceutical Co., Ltd. (Torii) granting Torii an exclusive license to develop and commercialize Verrica’s product candidates for the treatment of molluscum contagiosum and common warts in Japan, including Verrica’s lead product candidate VP-102, which is currently under U.S. Food and Drug Administration (FDA) review for the treatment of molluscum, with a PDUFA goal date of June 23, 2021.

“We are pleased to partner with Torii and expand VP-102, which could potentially be the first product approved in the United States to treat molluscum, to global markets.  The prevalence of molluscum contagiosum alone in Japan was approximately 1.6 million cases in 2017,” said Ted White, Verrica’s President and Chief Executive Officer. “We believe Torii has the expertise and commercial infrastructure to develop and commercialize VP-102 in Japan and successfully bring VP-102 to patients with molluscum and common warts. We look forward to embarking on this partnership.”

“We are excited to partner with Verrica and add VP-102 to Torii’s growing portfolio of products to treat dermatologic skin diseases with significant unmet need,” said Goichi Matsuda, Torii’s Representative Director, President and Chief Executive Officer. “VP-102 has the potential to alleviate the burden of molluscum and common warts for patients in Japan. We look forward to partnering with Verrica and developing VP-102 for the Japanese market.”

In August 2020 Verrica entered into an Option Agreement with Torii granting Torii an exclusive option to acquire an exclusive license to develop and commercialize Verrica’s product candidates for the treatment of molluscum and common warts in Japan, including VP-102. Torii exercised its option to acquire the exclusive license on March 2, 2021. Under the terms of the License

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Agreement, Torii will make an up-front payment of $11.5 million and up to an additional $58 million in aggregate payments contingent on achievement of specified development, regulatory, and sales milestones, in addition to tiered transfer price payments for supply of product in the percentage range of the mid-30s to the mid-40s of net sales. Torii is responsible for all development activities and costs in support of obtaining regulatory approval in Japan.

About VP-102

Verricaʼs lead product candidate, VP-102, is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin (0.7% w/v) delivered via a single-use applicator that allows for precise topical dosing and targeted administration. VP-102 is currently under U.S. Food and Drug Administration (FDA) review and could potentially be the first product approved by the FDA to treat molluscum contagiosum ― a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to the potential approval of the NDA for VP-102 and the potential benefits and potential commercialization of VP-102 for the treatment of molluscum, if approved, the clinical development of Verrica’s VP-102 for additional indications and Verrica’s other product candidates, and the potential payments and benefits to Verrica of the license agreement with Torii. These statements involve risks and uncertainties that could cause actual

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results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2019, Verrica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis
Chief Financial Officer
484.453.3300 ext. 103
info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@troutgroup.com

Media:

Zara Lockshin
Solebury Trout
646.378.2960
zlockshin@troutgroup.com

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Exhibit 11.2(b)

Listed Patents

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Exhibit 11.2(e)

Third Party Agreements

None.